   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1997

                                                      REGISTRATION NO. 333-36325
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            CLIFFS DRILLING COMPANY

                  (and certain subsidiaries identified below)
             (Exact name of registrant as specified in its charter)

             DELAWARE                             1381                            76-0248934
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)
SOUTHWESTERN OFFSHORE CORPORATION                    DELAWARE                1381               76-0503027
CLIFFS DRILLING INTERNATIONAL, INC.                  DELAWARE                1381               76-0236336
CLIFFS OIL AND GAS COMPANY                           DELAWARE                1311               74-2139293
CLIFFS DRILLING MERGER COMPANY                       DELAWARE                1381               76-0503026
DRL, INC.                                            DELAWARE                1381               76-0503389
CLIFFS DRILLING TRINIDAD LIMITED               TRINIDAD AND TOBAGO           1381                  N/A
WEST INDIES DRILLING JOINT VENTURE             TRINIDAD AND TOBAGO           1381                  N/A
(Exact name of registrant as specified in its    (State or other      (Primary Standard      (I.R.S. Employer
                   charter)                      jurisdiction of          Industrial          Identification
                                                 incorporation or    Classification Code         Number)
                                                  organization)            Number)
                                                                     EDWARD A. GUTHRIE
                                                                 VICE PRESIDENT -- FINANCE
           1200 SMITH STREET, SUITE 300                           CLIFFS DRILLING COMPANY
               HOUSTON, TEXAS 77002                            1200 SMITH STREET, SUITE 300
                  (713) 651-9426                                   HOUSTON, TEXAS 77002
         (Address, including zip code, and                            (713) 651-9426
      telephone number, including area code,              (Name, address, including zip code, and
   of registrant's principal executive offices)           telephone number, including area code,
                                                                   of agent for service)

                                   Copies to:

                                                                       T. MARK KELLY
              W. GARNEY GRIGGS, ESQ.                              VINSON & ELKINS L.L.P.
              GRIGGS & HARRISON, P.C.                              2300 FIRST CITY TOWER
             1301 MCKINNEY, SUITE 3200                                  1001 FANNIN
               HOUSTON, TEXAS 77010                              HOUSTON, TEXAS 77002-6760
                  (713) 651-0600                                      (713) 758-4592

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------------
                             ---------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

                         [CLIFFS DRILLING COMPANY LOGO]

                               OFFER TO EXCHANGE
                     10.25% SENIOR NOTES DUE 2003, SERIES D
           FOR ALL OUTSTANDING 10.25% SENIOR NOTES DUE 2003, SERIES C

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,

                     ON DECEMBER 16, 1997, UNLESS EXTENDED

                             ---------------------

     Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 10.25% Senior Notes due 2003, Series D (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 10.25% Senior Notes due 2003, Series C (the "Old Notes"), of which $50,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). The Exchange Notes and the Old Notes are collectively referred to herein as the "Notes."

     The Notes are senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior Indebtedness (as defined) of the Company, senior to all Subordinated Indebtedness (as defined) of the Company, and on a parity with the Company's outstanding Series B Notes (as defined). The Notes are unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees rank pari passu in right of payment with all senior Indebtedness of the Subsidiary Guarantors and senior to all Subordinated Indebtedness of the Subsidiary Guarantors. The obligations of the Subsidiary Guarantors under the Notes rank on a parity with the obligations of the Subsidiary Guarantors under the Company's outstanding Series B Notes. The Subsidiary Guarantees may be released under certain circumstances. The Notes and Subsidiary Guarantees are effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness, including any Indebtedness under the Revolving Credit Facility (as defined), which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. Without regard to the $50 million in principal amount of the Old Notes, the Company and the Subsidiary Guarantors had no Indebtedness outstanding at August 31, 1997, other than (i) $2.4 million consisting of letters of credit secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors, which is effectively senior to, although nominally pari passu with, the Notes and (ii) $150 million in principal amount of Series B Notes, which ranks pari passu with the Notes. The Indenture governing the Exchange Notes will permit the Company and its subsidiaries to incur additional Indebtedness in the future, subject to certain limitations. See "Description of the Notes."


     The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be December 16, 1997, unless the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendment." Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The minimum period of time that the Exchange Offer will remain open is 30 days from the date the Registration Statement is declared effective, including all extensions. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the

                                             (Cover continued on next two pages)

                             ---------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


               The date of this Prospectus is November 13, 1997.

Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

     The Notes bear interest at the rate of 10.25% per annum, payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1997. Holders of Old Notes of record on November 1, 1997 will receive interest on November 15, 1997 from the date of issuance of the Old Notes, August 7, 1997. Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of the last interest payment, November 15, 1997, to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     The Old Notes were sold by the Company on August 7, 1997 to the Initial Purchasers (as defined herein) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchasers only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into with the Initial Purchasers in connection with the offering of the Old Notes. See "The Exchange Offer" and "Registration Rights Agreement."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13,
1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Holders who tender Old Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer -- General." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale for a period of up to 180 days after consummation of the Exchange Offer. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer.

     The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange. Jefferies & Company, Inc. and ING Baring (U.S.) Securities, Inc. (together, the "Initial Purchasers") have informed the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

     The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only on the terms set forth in the Indenture. See "Description of the Notes -- Book-Entry; Delivery and Form."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Available Information.......................................      4
Incorporation of Certain Documents by Reference.............      4
Disclosure Regarding Forward-Looking Information............      5
Prospectus Summary..........................................      6
Risk Factors................................................     14
The Company.................................................     19
Private Placement...........................................     21
Use of Proceeds.............................................     21
Capitalization..............................................     21
Selected Consolidated Financial Information.................     22
Selected Financial Information of Subsidiary Guarantors.....     23
The Exchange Offer..........................................     24
Description of Existing Indebtedness........................     30
Description of the Notes....................................     30
Registration Rights Agreement...............................     58
Transfer Restrictions on Old Notes..........................     60
Certain Federal Income Tax Considerations...................     61
Plan of Distribution........................................     63
Experts.....................................................     64


     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO EDWARD A. GUTHRIE, VICE PRESIDENT -- FINANCE, CLIFFS DRILLING COMPANY, 1200 SMITH STREET, SUITE 300, HOUSTON, TEXAS 77002 (TELEPHONE NUMBER (713) 651-9426). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 2, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following regional offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's common stock ("Common Stock") is traded on the New York Stock Exchange. The Company's reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, Inc., Eleven Wall Street, New York, New York 10005. While any Notes that are "restricted securities" within the meaning of Rule 144(a)(3) under the Exchange Act remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser of Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Vice President -- Finance of the Company, 1200 Smith Street, Suite 300, Houston, Texas 77002, telephone number (713) 651-9426.

     This Prospectus constitutes part of a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-16703) and are incorporated herein by reference:

          (1) The Company's Current Report on Form 8-K dated May 23, 1996;


          (2) The Company's Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 3), for the fiscal year ended December 31, 1996;


          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (4) The Company's Proxy Statement for the Annual Meeting of Stockholders held on May 21, 1997;

          (5) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

          (6) The Company's Current Report on Form 8-K dated September 19, 1997 (the "Form 8-K"); and

          (7) The Company's Current Report on Form 8-K dated October 16, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates by reference). Requests for such copies should be directed to the Company at 1200 Smith Street, Suite 300, Houston, Texas 77002, Attention: Edward A. Guthrie, Vice President -- Finance (telephone number (713) 651-9426). In order to ensure timely delivery of such documents prior to the Expiration Date, any request should be made by December 2, 1997.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus and the documents incorporated by reference herein, including without limitation, statements regarding the Company's financial position, business strategy, budgets, and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus and the documents incorporated by reference herein, including without limitation, in conjunction with the forward-looking statements included in this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and consolidated financial statements (including the notes thereto) incorporated by reference into this Prospectus. Unless the context otherwise requires, "Company" refers to Cliffs Drilling Company and its consolidated subsidiaries.

                                  THE COMPANY

     Cliffs Drilling Company is an international contract drilling and engineering company. The Company is primarily engaged in daywork drilling, engineering services, and to a lesser extent, the development and operation of mobile offshore production units ("MOPUs"). The Company has historically deployed its assets in areas where it can achieve long-term growth and generate stable cash flows and net income. This strategy has led to five consecutive years of positive net income. The Company's domestic operations are concentrated in the Texas/Louisiana Gulf Coast region and its foreign operations are concentrated in Venezuela and the Middle East. The Company owns 14 jack-up drilling rigs, 1 platform drilling rig, 11 land rigs and 5 MOPUs.

     The Company and its predecessors have been in the contract drilling business since 1978. The Company entered the turnkey drilling business in 1982 in an effort to more fully utilize its existing fleet of rigs and complement its daywork drilling operations. In response to the economic conditions which adversely affected the domestic contract drilling business during the 1980s, the Company undertook a strategic plan in 1989 to further diversify its scope of operations and geographic concentration beyond the traditional domestic daywork drilling market. The Company's management implemented a proactive approach to identify, develop and exploit several market segments which provided higher margins and more reliable operating income and cash flow. To achieve its strategic objectives, the Company continued to emphasize its turnkey drilling operations, expanded its well engineering and management services, became a leader in the development and operation of MOPUs and deployed its drilling rigs into selected international markets. With the implementation of this strategy, the Company has positioned itself to benefit from increases in drilling and production activities in several markets worldwide.

INDUSTRY CONDITIONS

     Activity in the contract drilling industry and related oil service businesses has improved over the last two years due to increased worldwide demand for oil and natural gas. Over the past several years, the supply of offshore drilling rigs has declined while the demand for such rigs has increased, resulting in the highest utilization rates since 1985. In addition, oil and gas companies have experienced decreases in exploration and production costs from technological advances such as increased use of 3-D seismic surveys, advances in drill bits and completion technologies and use of new production techniques such as MOPUs and subsea completions. In an effort to more quickly realize the significant gas revenues attainable from shallow water drilling in the Gulf of Mexico, oil and gas companies are producing reserves at faster rates. These enhanced production methods increase the net present value of the reserves produced and significantly shorten the reserve life in the Gulf of Mexico, thereby necessitating additional drilling. In addition, the U.S. natural gas market has improved after experiencing weak market conditions throughout the early 1990s. All of these factors have resulted in increased demand for offshore drilling rigs and an increase in both utilization and dayrates for jack-up drilling rigs. Management believes the current market dynamics in the Gulf of Mexico, South America, the Middle East and other international areas will result in greater utilization of the Company's rigs and services.

COMPANY STRATEGY

     The Company's management has adopted a proactive approach to identify, develop and exploit 3 market segments which the Company believes provide higher margins and reliable operating income and cash flow. In addition, the Company has sought to identify business opportunities that would expand its asset base, increase profitability and enhance shareholder value. The Company's acquisition criteria include, among others, transactions designed to increase operating leverage and diversify geographically. The Company's 3 primary business segments are daywork drilling, engineering services and MOPU operations.

     Daywork Drilling. The Company began operations as a daywork contract driller in the Gulf of Mexico and the Texas/Louisiana Gulf Coast region. Because of depressed conditions in the domestic oil and gas industry during the 1980s and early 1990s, the Company sold certain drilling rigs and deployed its remaining rigs into selected international markets. These strategic decisions were made to enable the Company to stabilize cash flows during an extended market downturn. The Company currently has an established base of term contracts in both drilling and production operations. The Company currently operates 8 land rigs in Venezuela, 8 jack-up rigs in the Gulf of Mexico, 2 jack-up rigs in each of Venezuela and Qatar and one jack-up rig in each of Trinidad and Mexico. In addition, the Company recently exercised an option to purchase a platform drilling rig which is currently operating in Brazil. Of the Company's 14 jack-up rigs currently operated, 13 are cantilevered, 7 have top drives and substantially all have been refurbished in the last five years.

     Engineering Services. Turnkey drilling has been a key element in the Company's long-term strategy since 1982. The Company believes that its downhole engineering expertise, extensive operating experience, veteran personnel and risk management capabilities have allowed the Company to reduce the risks inherent in turnkey drilling operations. From 1982 through June 30, 1997, the Company completed 277 turnkey drilling contracts with aggregate revenues of $738.9 million, direct income before depreciation and allocated overhead of $100.2 million and operating income of $70.3 million. The Company also began providing well engineering and management services during 1993 as an expansion of this business segment. Under these arrangements, the Company is responsible for well design and well site supervision.

     MOPU Operations. Since 1989, the Company has pioneered the development and operation of MOPUs, which allow the Company to participate in the more stable oil and gas production market. MOPUs are offshore production systems, usually converted jack-up rigs, from which the drilling equipment is removed and production equipment is installed. MOPUs generally are contracted on a term basis for several years and are characterized by relatively high operating margins, with most of the costs assumed by the customer. The Company currently owns 5 MOPUs capable of operating in both domestic and foreign waters. Of the 5 MOPUs owned by the Company, 3 are currently working in the Gulf of Mexico and 2 are working internationally. Two of the MOPUs, the LANGLEY and CLIFFS DRILLING 10, are under term bareboat charters, pursuant to which the charterers have an option to purchase the respective rigs at certain times and under certain conditions.

     The Company is a Delaware corporation with principal executive offices located at 1200 Smith Street, Suite 300, Houston, Texas 77002 and its telephone number is (713) 651-9426.

                             THE PRIVATE PLACEMENT

     The Old Notes were sold by the Company on August 7, 1997 to the Initial Purchasers and were thereupon offered and sold by the Initial Purchasers only to certain qualified institutional buyers. The net proceeds to the Company from the sale of the Old Notes was approximately $53.2 million, after deducting expenses. The Company has used approximately $6 million of the net proceeds to acquire substantially all of the remaining 50% interest of a Trinidad and Tobago joint venture (the "WINDJV"), which owns the jackup drilling rig SOUTHWESTERN MARINE 4, approximately $5.7 million to repay indebtedness owed by the WINDJV, and approximately $4.3 million to purchase a platform drilling rig in Brazil which was previously leased by the Company. The Company intends to use the remainder of the net proceeds from the sale of the Old Notes to acquire additional assets, refurbish and renovate a portion of its existing rig fleet and for other general corporate purposes. See "Capitalization."

                               THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $50,000,000 principal amount of Exchange Notes for up to $50,000,000 principal amount of Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not contain certain transfer restrictions and hence are not entitled to the benefits of the Registration Rights Agreement relating to the contingent increases in the interest rate provided for pursuant thereto. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture governing the Old Notes. See "Description of Exchange Notes."

The Exchange Offer.........  Each $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of outstanding Old Notes. As of the date hereof, $50,000,000 principal amount of Old Notes are issued and outstanding. The Company will issue the Exchange Notes to tendering holders of Old Notes on or promptly after the Expiration Date.

Resale.....................  The Company believes that the Exchange Notes issued pursuant to the Exchange Offer generally will be freely transferable by the holders thereof without registration or any prospectus delivery requirement under the Securities Act, except for certain Restricted Holders who may be required to deliver copies of this Prospectus in connection with any resale of the Exchange Notes issued in exchange for such Old Notes. See "The Exchange Offer -- General" and "Plan of Distribution."


Expiration Date............  5:00 p.m., New York City time, on December 16,
                               1997, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."


Interest on the Notes......  The Notes bear interest payable semi-annually on
                               May 15 and November 15 of each year, commencing November 15, 1997. Holders of Old Notes of record on November 1, 1997 will receive interest on November 15, 1997 from the date of issuance of the Old Notes, August 7, 1997. Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of the last interest payment, November 15, 1997, to the date of exchange thereof. Consequently, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on May 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. See "The Exchange
                               Offer -- Interest on the Exchange Notes."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                               Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein and therein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Holders.........  Any beneficial holder whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial holder's behalf. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange
                               Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                               Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. See "The Exchange Offer -- Withdrawal of Tenders."

Termination of the Exchange
  Offer....................  The Company may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange Offer -- Termination" and "Registration Rights Agreement."

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  Subject to certain conditions (as summarized above in "Termination of the Exchange Offer" and described more fully in "The Exchange
                               Offer -- Termination"), the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- General."

Exchange Agent.............  State Street Bank and Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent is State Street Bank and Trust Company, Corporate Trust Department, P.O. Box 778, Boston, Massachusetts 02102-0078. Hand deliveries and deliveries by overnight courier should be addressed to State Street Bank and Trust Company, Corporate Trust Department, Fourth Floor, Two International Place, Boston, Massachusetts 02110. For information with respect to the Exchange Offer, the telephone number for the Exchange Agent is
                               (800) 531-0368 or (617) 664-5314 and the
                               facsimile number for the Exchange Agent is (617) 664-5232. See "The Exchange Offer -- Exchange Agent."

Certain Tax Consequences...  The exchange pursuant to the Exchange Offer will generally not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Use of Proceeds............  There will be no cash proceeds payable to the
                               Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. See "Use of Proceeds." For a discussion of the use of the net proceeds received by the Company from the sale of the Old Notes, see "Private Placement."

                 TERMS OF THE OLD NOTES AND THE EXCHANGE NOTES

Securities Offered.........  $50 million principal amount of 10.25% Senior Notes due 2003.

Maturity Date..............  May 15, 2003.

Interest Rate and Payment
  Dates....................  The Notes will bear interest at a rate of 10.25%
                               per annum. Interest on the Notes will accrue from the date of issuance thereof and will be payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 1997.

Optional Redemption........  The Notes will be redeemable at the option of the
                               Company, in whole or in part, at any time on or after May 15, 2000, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. In the event the Company consummates a Public Equity Offering on or prior to May 15, 1999, the Company may at its option use all or a portion of the proceeds from such offering to redeem up to $12.5 million principal amount of the Notes at a redemption price equal to 110% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $37.5 million in aggregate principal amount of Notes remain outstanding immediately after such redemption. See "Description of the Notes -- Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. See "Description of the
                               Notes -- Certain Covenants -- Change of Control."

Certain Covenants..........  The Indenture relating to the Notes contains certain covenants, including covenants which limit: (i) indebtedness; (ii) restricted payments; (iii) issuances and sales of capital stock of restricted subsidiaries; (iv) sale/leaseback transactions; (v) transactions with affiliates; (vi) liens; (vii) asset sales;
                               (viii) dividends and other payment restrictions affecting restricted subsidiaries; (ix) conduct of business; and (x) mergers, consolidations and sales of assets. See "Description of the Notes -- Certain Covenants" and "-- Merger, Consolidation and Sale of Assets."

Guarantees.................  The Notes will be unconditionally guaranteed on a senior unsecured basis by each of the Company's principal subsidiaries, and such Subsidiary Guarantees will rank pari passu in right of payment with all senior Indebtedness of the Subsidiary Guarantors and senior to all Subordinated Indebtedness of the Subsidiary Guarantors. The obligations of the Subsidiary Guarantors under the Notes will rank on a parity with the obligations of the Subsidiary Guarantors under the Company's outstanding 10.25% Senior Notes due 2003, Series B (the "Series B Notes"). At August 31, 1997, the Subsidiary Guarantors had no outstanding indebtedness other than the Subsidiary Guarantees of the outstanding Series B Notes and the Old Notes. The Subsidiary Guarantees may be released under certain circumstances. See "Description of the
                               Notes -- Subsidiary Guarantees of Notes."

Ranking....................  The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior Indebtedness of the Company, senior to all Subordinated Indebtedness of the Company, and on a parity with the Company's outstanding Series B Notes. The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness, including any Indebtedness under the Revolving Credit Facility, which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. Without regard to the $50 million in principal amount of the Old Notes, the Company and the Subsidiary Guarantors had no outstanding indebtedness at August 31, 1997, other than (i) $2.4 million consisting of letters of credit secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors, which is effectively senior to, although nominally pari passu with, the Notes, and (ii) $150 million in principal amount of the Series B Notes, which ranks pari passu with the Notes. Subject to certain limitations, the Company and its Subsidiaries may incur additional Indebtedness in the future. See "Description of the Notes -- Ranking."

Transfer Restrictions......  The Old Notes have not been registered under the
                               Securities Act and unless so registered may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. See "Transfer Restrictions on Old Notes." The Exchange Notes would in general be freely tradeable after the Exchange Offer. See "The Exchange Offer" and "Plan of Distribution."

Exchange Offer.............  Pursuant to a registration rights agreement (the
                               "Registration Rights Agreement") by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company agreed (i) to file a registration statement with the SEC (the "Exchange Offer Registration Statement") with respect to the Exchange Offer to exchange Old Notes for Exchange Notes within 60 days after the date of original issuance of the Old Notes (which was August 7, 1997) and (ii) to use its best efforts to cause such registration statement to become effective under the Securities Act within 120 days after such issue date. The Registration Statement of which this Prospectus is a part constitutes such Exchange Offer Registration Statement. In the event that applicable law or interpretations of the staff of the SEC do not permit the Company to file the Exchange Offer Registration Statement or to effect the Exchange Offer, or if certain holders of the Notes notify the Company that they are not permitted to participate in, or would not receive freely tradeable Notes pursuant to, the Exchange Offer, the Company will use its best efforts to cause to become effective a registration statement (the "Shelf Registration Statement") with respect to the resale of the Notes and to keep the Shelf Registration Statement effective until two years after the date of original issuance of the Notes. The interest rate on the Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Registration Rights Agreement."

                                  RISK FACTORS

     An investment in the Notes involves certain risks that a potential investor should carefully evaluate prior to making an investment in the Notes. See "Risk Factors."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

              (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

     The following table sets forth selected historical consolidated financial information of the Company and should be read in conjunction with the Consolidated Financial Statements of the Company, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations, incorporated by reference herein.

                                                                       YEAR ENDED             SIX MONTHS ENDED
                                                                      DECEMBER 31,                JUNE 30,
                                                              ----------------------------   -------------------
                                                               1994      1995       1996       1996       1997
                                                              -------   -------   --------   --------   --------
SUMMARY OF OPERATIONS:
Revenues....................................................  $83,693   $83,289   $133,109   $ 42,856   $121,346
Costs and Expenses:
  Operating Expenses........................................   50,907    67,713     91,984     30,073     71,885
  Depreciation, Depletion and Amortization..................   14,008     7,271     10,388      3,177      8,359
  Contract Termination Provision............................    5,193        --         --         --         --
  General and Administrative Expense........................    5,114     5,289      6,300      2,814      4,159
                                                              -------   -------   --------   --------   --------
Operating Income............................................    8,471     3,016     24,437      6,792     36,943
Other Income (Expense)(1)...................................   (2,415)    2,430    (10,015)    (1,107)   (16,357)
                                                              -------   -------   --------   --------   --------
Net Income..................................................    6,056     5,446     14,422      5,685     20,586
Dividends Applicable to Preferred Stock(2)..................   (2,659)   (2,659)       (31)       (31)        --
                                                              -------   -------   --------   --------   --------
Net Income Applicable to Common and Common Equivalent
  Shares....................................................  $ 3,397   $ 2,787   $ 14,391   $  5,654   $ 20,586
                                                              =======   =======   ========   ========   ========
Net Income Per Share(3).....................................  $  0.40   $  0.34   $   1.04   $   0.44   $   1.34
                                                              =======   =======   ========   ========   ========
Weighted Average Number of Common and Common Equivalent
  Shares Outstanding(2)(3)..................................    8,446     8,216     13,852     12,726     15,365

                                                                  AT DECEMBER 31, 1996        AT JUNE 30, 1997
                                                              ----------------------------   -------------------
SUMMARY BALANCE SHEET DATA:
Cash and Cash Equivalents...................................            $ 39,181                  $  2,702
Other Working Capital.......................................              29,040                   33,314
Property and Equipment, Net.................................             216,474                   282,456
Total Assets................................................             339,546                   372,627
10.25% Senior Notes.........................................             150,000                   150,000
Total Shareholders' Equity(2)(4)............................            $142,168                  $163,311

                                                                       YEAR ENDED             SIX MONTHS ENDED
                                                                      DECEMBER 31,                JUNE 30,
                                                              ----------------------------   -------------------
                                                               1994      1995       1996       1996       1997
                                                              -------   -------   --------   --------   --------
OTHER NON-GAAP FINANCIAL DATA:
EBITDA(5)...................................................  $26,873   $15,322   $ 41,071   $ 13,509   $ 47,816
Capital Expenditures........................................  $ 9,100   $13,437   $144,504   $118,621   $ 76,341
Ratio of EBITDA to Total Interest(6)........................     32.5x     77.0x       4.1x       7.5x       5.8x
Ratio of Earnings to Fixed Charges(6).......................      8.7x     31.8x       3.0x       5.6x       4.7x

---------------

(1) Includes items of other income and expense, interest expense and income taxes. Includes net exchange rate losses of $1.2 million in 1994, net gains on disposition of assets of $2.7 million and net exchange rate gains of $2.6 million in 1995, net gains on disposition of assets of $3.7 million in 1996 and net gains on disposition of assets of $2.6 million and $2.5 million in the first six months of 1996 and 1997, respectively.

(2) On January 17, 1996, the Company issued 2,113,557 shares of Common Stock, before effects of the Stock Split (as defined), upon conversion of 1,115,988 shares of its 1,150,000 outstanding shares of $2.3125 Convertible Exchangeable Preferred Stock (the "Preferred Stock"). The remaining 34,012 shares were redeemed for cash in the amount of $25.69 per share plus $0.22 per share in accrued dividends thereon at a cost to the Company of approximately $.9 million.

(3) On June 9, 1997, the Company effected a two-for-one stock split in the form of a 100% stock dividend to holders of record on May 22, 1997 (the "Stock Split"). All references to the weighted average number of common and common equivalent shares outstanding and per share amounts have been restated to reflect the Stock Split, unless otherwise indicated.

(4) The Company has not paid any cash dividends on its Common Stock.

(5) EBITDA represents net income before depreciation, depletion, amortization, contract termination provision, interest expense and income taxes. Although EBITDA is not a measurement presented in accordance with generally accepted accounting principles ("GAAP"), EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. The Company believes that EBITDA may provide additional information about the Company's ability to meet future requirements for debt service, capital expenditures and working capital, although such future cash outlays are not included in the determination of EBITDA. The amount of and trends in EBITDA should not be considered as an alternative to net income as a measure of operating results or as an alternative to operating cash flows as a better measure of liquidity. Because EBITDA includes some, but not all, items that affect net income, and its computation may vary among companies, the EBITDA calculation presented above may not be comparable to similarly titled measures of other companies.

(6) For purposes of these calculations, earnings consist of income before income taxes plus fixed charges, excluding capitalized interest. Total interest consists of interest expense plus capitalized interest. Fixed charges consist of interest expense, including capitalized interest, and a portion of rent considered to represent interest cost.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus and the documents incorporated herein by reference, the following factors should be carefully evaluated prior to making an investment in the Notes:

RELIANCE ON OIL AND GAS INDUSTRY

     Demand for the Company's services depends primarily upon the level of spending by oil and gas companies for exploration, development and production activities. Activity in the contract drilling industry and related oil service businesses was severely depressed from 1982 until 1992 due to volatility in oil prices and depressed natural gas prices. As demonstrated during this period, any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for the Company's services and, therefore, have a material adverse effect on the Company's revenues and profitability. It is not possible to predict whether contract drilling rig utilization and dayrates will maintain levels sufficient to ensure acceptable operating results in future periods. The Company's future success will depend in part upon general economic conditions in the oil and gas industry, which cannot be predicted with certainty.

     The contract drilling industry is a highly competitive and cyclical business characterized by high capital and maintenance costs. The Company has many competitors in all of the regions in which it operates, some of which have substantially greater financial and other resources than the Company.

SUBSTANTIAL INDEBTEDNESS AND RESTRICTIONS

     The Company has substantial indebtedness. Without regard to the $50 million in principal amount of the Old Notes, at August 31, 1997, the Company had $152.4 million of outstanding indebtedness, consisting of (i) $2.4 million in outstanding letters of credit secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors, which is effectively senior to, although nominally pari passu with, the Notes, and (ii) $150 million in principal amount of the Series B Notes, which ranks pari passu with the Notes. The Company's level of indebtedness will have several important effects on its future operations, including (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) covenants contained in the Indenture relating to the Notes (the "Indenture"), the Series A/B Indenture (as defined) or the Revolving Credit Facility will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition activities, and (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be impaired. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of its Indebtedness, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained.

EFFECTIVE SUBORDINATION

     The Company has established a Revolving Credit Facility pursuant to which it may currently borrow up to $35 million on a revolving credit basis. The Revolving Credit Facility is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. Accordingly, the lender under the Revolving Credit Facility will have claims with respect to the assets constituting collateral for any Indebtedness thereunder that will be prior to the claims of holders of the Notes. See "Description of Existing Indebtedness." In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the Indebtedness secured thereby before any payment therefrom could be made on the Notes. Thus, the Notes and the Subsidiary Guarantees will be effectively subordinated to claims of the lender under the Revolving Credit Facility to the extent of such pledged collateral. As of August 31, 1997, no Indebtedness was outstanding under the Revolving Credit Facility.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL OR ASSET SALES

     Upon the occurrence of a Change of Control, the Company must offer to purchase all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. In addition, upon the occurrence of a Change of Control, the Company must offer to purchase all Series B Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. In the event of certain sales or dispositions of assets, the Company may be required under certain limited circumstances to use the Excess Proceeds (as defined) to effect a Net Proceeds Offer (as defined). See "Description of the Notes -- Certain Covenants -- Change of
Control; -- Limitation on Asset Sales."

     The events that constitute a Change of Control or require a Net Proceeds Offer under the Indenture may result in lenders under the Revolving Credit Facility having the right to require the Company to repay all Indebtedness outstanding thereunder. There can be no assurance that the Company will have available funds sufficient to repay all Indebtedness owing under the Revolving Credit Facility, to fund the purchase of the Notes or the Series B Notes upon a Change of Control or to make a Net Proceeds Offer. In the event a Change of Control occurs at a time when the Company does not have available funds sufficient to pay for all of the Notes delivered by Holders seeking to accept the Company's repurchase offer, an Event of Default would occur under the Indenture.

OPERATING HISTORY AND WORKING CAPITAL NEEDS

     The Company was not profitable from 1988 through 1991 as a result of depressed economic conditions in the oil and gas and oilfield service industries. To the extent that cash in excess of cash on hand and cash generated from operations is needed in the near term for working capital and capital expenditures, it is expected that the Company would draw on the Revolving Credit Facility or seek other debt or equity financing in the private or public markets. Additional liquidity might also be generated through the sale of operating assets or through the reduction of capital expenditures, although any such sale or reduction may have an adverse effect on the Company's results of operations. The ability of the Company to sell debt or equity securities or assets would depend on conditions then prevailing in the relevant market and, in the case of any offering of debt or equity securities, the Company's results of operations, financial condition and business prospects. There can be no assurance that the Company could, if the need arose, effect any such sale of debt or equity securities or assets on terms that were acceptable to the Company. In addition, the Indenture limits the ability of the Company to incur additional Indebtedness or to enter into mergers, asset sales or consolidations. See "Description of the Notes -- Certain Covenants" and "-- Merger, Consolidation and Sale of Assets."

RISKS ASSOCIATED WITH TURNKEY DRILLING

     Under a turnkey drilling contract, the Company contracts to drill a well to a contract depth under specified conditions for a fixed price. In addition, the Company provides technical expertise and engineering services, as well as most of the equipment required for the well, and is compensated when the contract terms have been satisfied. On a turnkey well, the Company from time to time operates rigs subcontracted from other drilling contractors on a dayrate basis. The Company also subcontracts substantially all of the related services and manages the drilling process. The risks to the Company on a turnkey drilling contract are substantially greater than on a well drilled on a daywork basis because the Company assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including risk of blowout, loss of hole, stuck drill stem, lost production or damage to the reservoir, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies and personnel. The Company has obtained insurance coverage in the past to reduce these risks inherent in turnkey drilling operations.

Should such coverage not be available in the future, it would have a material adverse effect on the Company's turnkey drilling operations. See "-- Risks and Insurance."

RISKS AND INSURANCE

     The Company's operations are subject to the many hazards inherent in the drilling business, including, for example, blowouts, cratering, fires, explosions and adverse weather and seas. These hazards could cause personal injury, suspend drilling operations or seriously damage or destroy the equipment involved and could cause substantial damage to producing formations and surrounding areas. Damage to the environment could also result from the Company's operations, particularly through oil spillage and extensive, uncontrolled fires. As a protection against operating hazards, the Company maintains broad insurance coverage, including all risks physical damage, employer's liability, comprehensive general liability and workers' compensation insurance. The Company's third party liability insurance coverage is approximately $100 million per occurrence. The Company also maintains insurance coverage on an annual basis to protect against certain hazards inherent in its turnkey contract drilling and oil and gas operations. This insurance was most recently renewed on October 1, 1997. The Company believes that it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage or damage to the environment. The Company also carries insurance to cover physical damage to or loss of its drilling rigs and MOPUs. In view of difficulties that may be encountered in renewing such insurance at reasonable rates, no assurance can be given that the Company will be able to maintain the type and amount of coverage that it considers adequate. The occurrence of a significant event for which the Company is not fully insured could have a material adverse effect on the Company's financial position and results of operations.

RISKS INHERENT IN FOREIGN OPERATIONS

     A significant percentage of the Company's revenues is derived from foreign sources or from services performed abroad. For the fiscal year ended December 31, 1996, 55% of the Company's consolidated revenues was derived from foreign operations, principally in Venezuela. Foreign operations and export sales are subject in varying degrees to risks inherent in doing business abroad. Such risks include the possibility of unfavorable changes in tax or other laws; partial or total expropriation; currency exchange rate fluctuations and restrictions on currency repatriation; the disruption of operations from labor and political disturbances, insurrection or war; and the requirements of partial local ownership of operations in certain countries. Foreign governments may from time to time suspend or curtail drilling operations or leasing activities when such operations are considered to be detrimental to the environment or to jeopardize public safety.

RELIANCE ON SIGNIFICANT CUSTOMERS

     The Company's largest customer for the year ended December 31, 1996, Corpoven, S.A.("Corpoven"), accounted for approximately 31% of the Company's consolidated revenues. The Company's 3 largest customers for the year ended December 31, 1995, Corpoven, Maraven, S.A. ("Maraven") and Texaco Exploration & Production, Inc. accounted for approximately 66% of the Company's consolidated revenues. The Company's 4 largest customers for the year ended December 31, 1994, Corpoven, Maraven, Dresser-Rand Company and Cliffs Neddrill Central Turnkey International, a joint venture in which the Company has a 1/3 ownership interest, accounted for approximately 78% of the Company's consolidated revenues. The loss of any significant customer could, at least on a short term basis, have a material adverse impact on the Company's results of operations.

GOVERNMENT REGULATION

     The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. The Company, as an owner or operator of domestic offshore facilities, may be liable for the costs of removal and damages arising out of a pollution incident to the extent set forth in the Federal Water Pollution Control Act, as amended by the U.S. Oil Pollution Act of 1990 ("OPA '90") and the Outer Continental Shelf Lands Act. In addition, the Company may also be subject to other civil claims arising out of any such incident. Certain of the Company's facilities are also subject to regulations of the Environmental Protection Agency ("EPA") that require the preparation and implementation of spill prevention control and countermeasure plans relating to possible discharge of oil into navigable waters. The Company supplements its activities in this regard by membership in the Clean Gulf Association, which provides pollution control facilities to its members. Other regulations of the EPA may require the Company to take certain precautions in storing, handling and transporting certain hazardous wastes. State statutory provisions relating to oil and natural gas generally include requirements as to well spacing, waste prevention, production limitations, pollution prevention and clean-up, obtaining drilling permits and similar matters. The Company believes that it is in compliance in all material respects with such laws, rules and regulations and that such compliance has not had any material adverse effect on its operations or financial condition.

     The drilling industry is dependent on the demand for services from the oil and gas exploration industry and, accordingly, is affected by changing tax laws, price controls and other laws relating to the energy business. The Company's business is affected generally by political developments and by federal, state, local and foreign laws, rules and regulations which may relate directly to the oil and gas industry. The adoption of laws, rules and regulations, both domestic and foreign, which curtail exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the Company's operations by limiting available drilling and production opportunities.

     MOPUs and MOPU operations are subject to certain federal, state, local and foreign laws, rules and regulations relating to engineering, design, structural, safety, operational and inspection standards or requirements, and changes in such standards or requirements could adversely affect the Company's MOPU operations.

FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or
(iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Notes. The Indenture contains a savings clause, which generally limits the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Subsidiary Guarantee of any Subsidiary Guarantor was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Subsidiary Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

     Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Subsidiary Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of the Notes -- Subsidiary Guarantees of Notes."

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or, the ability or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have informed the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Untendered Old Notes not exchanged for Exchange Notes pursuant to the Exchange Offer will remain subject to the existing restrictions upon transfer of such Old Notes. See "Transfer Restrictions on Old Notes." Because the Company anticipates that most holders of Old Notes will elect to exchange such Old Notes for Exchange Notes due to the general lack of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. Additionally, holders (other than Restricted Holders) of any Old Notes not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to require the Company to file the Shelf Registration Statement and the stated interest rate on such Old Notes will remain at its initial level of 10.25%. See "Registration Rights Agreement."

DIFFICULTY TO EFFECT A CHANGE IN CONTROL

     The Company's Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Law limit the liability of directors and make it more difficult to change control of the Company and replace incumbent management. Also, the Indenture requires the Company to offer to redeem the Notes upon a change of control (as defined therein). See "Description of the Notes -- Certain Covenants -- Change of Control."

                                  THE COMPANY

     Cliffs Drilling Company is an international contract drilling and engineering company. The Company is primarily engaged in daywork drilling, engineering services, and to a lesser extent, the development and operation of mobile offshore production units. The Company has historically deployed its assets in areas where it can achieve long-term growth and generate stable cash flows and net income. This strategy has led to five consecutive years of positive net income. The Company's domestic operations are concentrated in the Texas/ Louisiana Gulf Coast region and its foreign operations are concentrated in Venezuela and the Middle East. The Company owns 14 jack-up drilling rigs, 1 platform drilling rig, 11 land rigs and 5 MOPUs.

     The Company and its predecessors have been in the contract drilling business since 1978. The Company entered the turnkey drilling business in 1982 in an effort to more fully utilize its existing fleet of rigs and complement its daywork drilling operations. In response to the economic conditions which adversely affected the domestic contract drilling business during the 1980s, the Company undertook a strategic plan in 1989 to further diversify its scope of operations and geographic concentration beyond the traditional domestic daywork drilling market. The Company's management implemented a proactive approach to identify, develop and exploit several market segments which provided higher margins and more reliable operating income and cash flow. To achieve its strategic objectives, the Company continued to emphasize its turnkey drilling operations, expanded its well engineering and management services, became a leader in the development and operation of MOPUs and deployed its drilling rigs into selected international markets. With the implementation of this strategy, the Company has positioned itself to benefit from increases in drilling and production activities in several markets worldwide.

INDUSTRY CONDITIONS

     Activity in the contract drilling industry and related oil service businesses has improved over the last two years due to increased worldwide demand for oil and natural gas. Over the past several years, the supply of offshore drilling rigs has declined while the demand for such rigs has increased, resulting in the highest utilization rates since 1985. In addition, oil and gas companies have experienced decreases in exploration and production costs from technological advances such as increased use of 3-D seismic surveys, advances in drill bits and completion technologies and use of new production techniques such as MOPUs and subsea completions. In an effort to more quickly realize the significant gas revenues attainable from shallow water drilling in the Gulf of Mexico, oil and gas companies are producing reserves at faster rates. These enhanced production methods increase the net present value of the reserves produced and significantly shorten the reserve life in the Gulf of Mexico, thereby necessitating additional drilling. In addition, the U.S. natural gas market has improved after experiencing weak market conditions throughout the early 1990s. All of these factors have resulted in increased demand for offshore drilling rigs and an increase in both utilization and dayrates for jack-up drilling rigs. Management believes the current market dynamics in the Gulf of Mexico, South America, the Middle East and other international areas will result in greater utilization of the Company's rigs and services.

COMPANY STRATEGY

     The Company's management has adopted a proactive approach to identify, develop and exploit 3 market segments which the Company believes provide higher margins and reliable operating income and cash flow. In addition, the Company has sought to identify business opportunities that would expand its asset base, increase profitability and enhance shareholder value. The Company's acquisition criteria include, among others, transactions designed to increase operating leverage and diversify geographically. The Company's 3 primary business segments are daywork drilling, engineering services and MOPU operations.

     Daywork Drilling. The Company began operations as a daywork contract driller in the Gulf of Mexico and the Texas/Louisiana Gulf Coast region. Because of depressed conditions in the domestic oil and gas industry during the 1980s and early 1990s, the Company sold certain drilling rigs and deployed its remaining rigs into selected international markets. These strategic decisions were made to enable the Company to stabilize cash flows during an extended market downturn. The Company currently has an established base of term contracts in both drilling and production operations. The Company currently operates 8 land rigs in Venezuela, 8 jack-up rigs in the Gulf of Mexico, 2 jack-up rigs in each of Venezuela and Qatar and one jack-up rig in each of Trinidad and Mexico. In addition, the Company recently exercised an option to purchase a platform drilling rig which is currently operating in Brazil. Of the Company's 14 jack-up rigs currently operated, 13 are cantilevered, 7 have top drives and substantially all have been refurbished in the last five years.

     Engineering Services. Turnkey drilling has been a key element in the Company's long-term strategy since 1982. The Company believes that its downhole engineering expertise, extensive operating experience, veteran personnel and risk management capabilities have allowed the Company to reduce the risks inherent in turnkey drilling operations. From 1982 through June 30, 1997, the Company completed 277 turnkey drilling contracts with aggregate revenues of $738.9 million, direct income before depreciation and allocated overhead of $100.2 million and operating income of $70.3 million. The Company also began providing well engineering and management services during 1993 as an expansion of this business segment. Under these arrangements, the Company is responsible for well design and well site supervision.

     MOPU Operations. Since 1989, the Company has pioneered the development and operation of MOPUs, which allow the Company to participate in the more stable oil and gas production market. MOPUs are offshore production systems, usually converted jack-up rigs, from which the drilling equipment is removed and production equipment is installed. MOPUs generally are contracted on a term basis for several years and are characterized by relatively high operating margins, with most of the costs assumed by the customer. The Company currently owns 5 MOPUs capable of operating in both domestic and foreign waters. Of the 5 MOPUs owned by the Company, 3 are currently working in the Gulf of Mexico and 2 are working internationally. Two of the MOPUs, the LANGLEY and CLIFFS DRILLING 10, are under term bareboat charters, pursuant to which the charterers have an option to purchase the respective rigs at certain times and under certain conditions.

     The Company is a Delaware corporation with principal executive offices located at 1200 Smith Street, Suite 300, Houston, Texas 77002 and its telephone number is (713) 651-9426.

                               PRIVATE PLACEMENT

     On August 7, 1997, the Company completed the private sale to the Initial Purchasers of $50,000,000 principal amount of the Old Notes at a price of 106.375% of the principal amount thereof in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Initial Purchasers thereupon offered and resold the Old Notes only to qualified institutional buyers at an initial price to such purchasers of 107.75% of the principal amount thereof. The net proceeds to the Company from the sale of the Old Notes was approximately $53.2 million, after deducting expenses. The Company has used approximately $6 million of the net proceeds to acquire substantially all of the remaining 50% interest of the WINDJV, approximately $5.7 million to repay indebtedness owed by the WINDJV, and approximately $4.3 million to purchase a platform drilling rig in Brazil which was previously leased by the Company. The Company intends to use the remainder of the net proceeds from the sale of the Old Notes to acquire additional assets, refurbish and renovate a portion of its existing rig fleet and for other general corporate purposes. See "Capitalization."

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in capitalization of the Company.

                                 CAPITALIZATION


     The following table sets forth as of June 30, 1997 (i) the capitalization of the Company and (ii) the as adjusted capitalization of the Company after giving effect to the sale of the Old Notes. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements, including the notes thereto, contained in the Company's (i) Annual Report on Form 10-K/A (Amendment No. 3) for the fiscal year ended December 31, 1996, (ii) Quarterly Report on Form 10-Q for the three months ended March 31, 1997, and
(iii) Quarterly Report on Form 10-Q for the three months ended June 30, 1997, incorporated by reference in this Prospectus.


                                                                  AT JUNE 30, 1997
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              -----------   -----------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS,
                                                              EXCEPT SHARE INFORMATION)
Current Portion of Long-Term Debt...........................   $     --      $     --
Long-Term Debt
  10.25% Senior Notes due 2003 (including premium of $3.9
     million, As Adjusted)..................................    150,000       203,875
Shareholders' Equity
  Common Stock, $.01 Par Value, 30,000,000 Shares
     Authorized, 15,663,593 Shares Issued and 15,239,973
     Shares Outstanding for Actual and As Adjusted,
     Respectively...........................................        157           157
Paid-in Capital.............................................    156,693       156,693
Retained Earnings...........................................     14,869        14,869
Less: Notes Receivable from Officers for Restricted Stock...       (159)         (159)
      Restricted Stock......................................     (3,022)       (3,022)
      Treasury Stock, at Cost, 423,620 Shares...............     (5,227)       (5,227)
                                                               --------      --------
          Total Shareholders' Equity........................    163,311       163,311
                                                               --------      --------
          Total Capitalization..............................   $313,311      $367,186
                                                               ========      ========

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
            (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE INFORMATION)

     The historical financial data presented below for and as of the end of the five years ended December 31, 1996 are derived from the Company's audited Consolidated Financial Statements. Such financial statements were audited by Ernst & Young LLP. The information in this table should be read in conjunction with the Consolidated Financial Statements of the Company, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations, incorporated herein by reference.

                                                                                                  SIX MONTHS
                                                                                                     ENDED
                                                       YEAR ENDED DECEMBER 31,                     JUNE 30,
                                           ------------------------------------------------   -------------------
                                            1992      1993      1994      1995       1996       1996       1997
                                           -------   -------   -------   -------   --------   --------   --------
SUMMARY OF OPERATIONS:
Revenues.................................  $76,838   $65,538   $83,693   $83,289   $133,109   $ 42,856   $121,346
Costs and Expenses:
  Operating Expenses.....................   57,646    35,171    50,907    67,713     91,984     30,073     71,885
  Depreciation, Depletion and
    Amortization.........................   12,883    17,438    14,008     7,271     10,388      3,177      8,359
  Contract Termination Provision.........       --       577     5,193        --         --         --         --
  Write-down in Carrying Value of Oil and
    Gas Properties.......................    1,500        --        --        --         --         --         --
  General and Administrative Expense.....    4,512     4,807     5,114     5,289      6,300      2,814      4,159
                                           -------   -------   -------   -------   --------   --------   --------
Operating Income.........................      297     7,545     8,471     3,016     24,437      6,792     36,943
Other Income (Expense)(1)................    2,721    (3,919)   (2,415)    2,430    (10,015)    (1,107)   (16,357)
                                           -------   -------   -------   -------   --------   --------   --------
Net Income...............................    3,018     3,626     6,056     5,446     14,422      5,685     20,586
Dividends Applicable to Preferred
  Stock(2)...............................   (2,659)   (2,659)   (2,659)   (2,659)       (31)       (31)        --
                                           -------   -------   -------   -------   --------   --------   --------
Net Income Applicable to Common and
  Common Equivalent Shares...............  $   359   $   967   $ 3,397   $ 2,787   $ 14,391   $  5,654   $ 20,586
                                           =======   =======   =======   =======   ========   ========   ========
Net Income per Share(3)..................  $  0.06   $  0.11   $  0.40   $  0.34   $   1.04   $   0.44   $   1.34
                                           =======   =======   =======   =======   ========   ========   ========
Weighted Average Number of Common and
  Common Equivalent Shares
  Outstanding(2)(3)......................    6,514     9,028     8,446     8,216     13,852     12,726     15,365

                                                              AT DECEMBER 31,
                                            ----------------------------------------------------       AT JUNE 30,
                                              1992       1993       1994       1995       1996            1997
                                            --------   --------   --------   --------   --------       -----------
SUMMARY BALANCE SHEET DATA:
Working Capital...........................  $ 24,830   $ 20,402   $ 19,331   $ 33,859   $ 68,221        $ 36,016
Property and Equipment, Net...............   101,178     86,506     71,248     65,950    216,474         282,456
Total Assets..............................   150,203    133,523    120,167    128,962    339,546         372,627
10.25% Senior Notes.......................        --         --         --         --    150,000         150,000
Notes Payable, Long-Term..................    28,348     13,108         --         --         --           --
Total Shareholders' Equity(2)(4)..........  $ 71,446   $ 72,494   $ 70,881   $ 74,015   $142,168        $163,311

                                                                                                  SIX MONTHS
                                                                                                     ENDED
                                                       YEAR ENDED DECEMBER 31,                     JUNE 30,
                                           ------------------------------------------------   -------------------
                                            1992      1993      1994      1995       1996       1996       1997
                                           -------   -------   -------   -------   --------   --------   --------
OTHER NON-GAAP FINANCIAL DATA:
EBITDA(5)................................  $18,766   $23,682   $26,873   $15,322   $ 41,071   $ 13,509   $ 47,816
Capital Expenditures.....................  $21,878   $12,668   $ 9,100   $13,437   $144,504   $118,621   $ 76,341
Ratio of EBITDA to Total Interest(6).....     7.1x     17.5x     32.5x     77.0x       4.1x       7.5x       5.8x
Ratio of Earnings to Fixed Charges(6)....     1.6x      4.0x      8.7x     31.8x       3.0x       5.6x       4.7x

---------------

(1) Includes items of other income and expense, interest expense and income taxes. Includes net gains on disposition of assets of $5.0 million in 1992, litigation settlement and expenses of $3.7 million in 1993, net exchange rate losses of $1.2 million in 1994, net gains on disposition of assets of $2.7 million and net exchange rate gains of $2.6 million in 1995, net gains on disposition of assets of $3.7 million in 1996, and net gains on disposition of assets of $2.6 million and $2.5 million in the first six months of 1996 and 1997, respectively.

(2) On January 17, 1996, the Company issued 2,113,557 shares of Common Stock, before effects of the Stock Split, upon conversion of 1,115,988 shares of its 1,150,000 outstanding shares of Preferred Stock. The remaining 34,012 shares were redeemed for cash in the amount of $25.69 per share plus $0.22 per share in accrued dividends thereon at a cost to the Company of approximately $.9 million.

(3) On June 9, 1997, the Company effected a two-for-one Stock Split. All references to the weighted average number of common and common equivalent shares outstanding and per share amounts have been restated to reflect the Stock Split, unless otherwise indicated.

(4) The Company has not paid any cash dividends on its Common Stock.

(5) EBITDA represents net income before depreciation, depletion, amortization, contract termination provision, write-down in carrying value of oil and gas properties, interest expense and income taxes. Although EBITDA is not a measurement presented in accordance with GAAP, EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. The Company believes that EBITDA may provide additional information about the Company's ability to meet future requirements for debt service, capital expenditures and working capital, although such future cash outlays are not included in the determination of EBITDA. The amount of and trends in EBITDA should not be considered as an alternative to net income as a measure of operating results or as an alternative to operating cash flows as a better measure of liquidity. Because EBITDA includes some, but not all, items that affect net income, and its computation may vary among companies, the EBITDA calculation presented above may not be comparable to similarly titled measures of other companies.

(6) For purposes of these calculations, earnings consist of income before income taxes plus fixed charges, excluding capitalized interest. Total interest consists of interest expense plus capitalized interest. Fixed charges consist of interest expense, including capitalized interest, and a portion of rent considered to represent interest cost.

            SELECTED FINANCIAL INFORMATION OF SUBSIDIARY GUARANTORS

     Separate financial statements and other disclosures concerning the Subsidiary Guarantors are not presented because management has determined that such financial statements and other disclosures are not material to investors. The combined condensed financial information of the Company's Subsidiary Guarantors is as follows:

                                                                   AT JUNE 30,
                                                              ---------------------
                                                                1997         1996
                                                              --------     --------
                                                                 (IN THOUSANDS)
Current Assets..............................................  $ 23,854     $  7,886
Non-Current Assets..........................................   125,994      148,042
                                                              --------     --------
          Total Assets......................................  $149,848     $155,928
                                                              ========     ========
Current Liabilities.........................................  $ 11,196     $  6,445
Non-Current Liabilities.....................................   111,293      132,091
Equity......................................................    27,359       17,392
                                                              --------     --------
          Total Liabilities and Equity......................  $149,848     $155,928
                                                              ========     ========

                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                 1997           1996
                                                              ----------      ---------
                                                                   (IN THOUSANDS)
Revenues....................................................    $ 41,088        $ 6,803
Operating Income............................................    $ 17,826        $ 1,912
Net Income..................................................    $  7,544        $   599

                               THE EXCHANGE OFFER

GENERAL

     In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights under the Registration Rights Agreement. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "Registration Rights Agreement."

     For each $1,000 principal amount of Old Notes surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Notes will receive $1,000 principal amount of Exchange Notes. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in integral multiples of $1,000 principal amount.

     Under existing interpretations of the staff of the SEC, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), the Morgan Stanley Letter and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act by the respective holders thereof (other than a Restricted Holder), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the interpretation by the staff of the SEC enunciated in the Morgan Stanley Letter and similar no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties including Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

     The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged Exchange Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the date that is 30 days following the commencement of the Exchange Offer. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

     As of the date of this Prospectus, $50,000,000 principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

     The Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

     This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean December 16, 1997 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. The Company reserves the right
(i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.


INTEREST ON THE EXCHANGE NOTES

     The Notes bear interest payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1997. Holders of Old Notes of record on November 1, 1997 will receive interest on November 15, 1997 from the date of issuance of the Old Notes, August 7, 1997. Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of the last interest payment, November 15, 1997, to the date of exchange thereof. Consequently, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on May 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders. The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company. Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed stock power from the registered holder.

     Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Notes

(or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the registration number or numbers of such Old Notes (if applicable), and the total principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

     Old Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder, and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Old Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange

Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange any Old Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return to the holders thereof any Old Notes that have been tendered, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "Registration Rights Agreement."

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

By Mail:                                          By Hand or Overnight Courier:
State Street Bank and Trust Company               State Street Bank and Trust Company
Corporate Trust Department                        Corporate Trust Department
P.O. Box 778                                      Fourth Floor
Boston, Massachusetts 02102-0078                  Two International Place
                                                  Boston, Massachusetts 02110
Facsimile Transmission: (617) 664-5232
Confirm by Telephone: (617) 664-5314

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                      DESCRIPTION OF EXISTING INDEBTEDNESS

REVOLVING CREDIT FACILITY

     The Company has established a credit facility (the "Revolving Credit Facility") with ING (U.S.) Capital Corporation ("ING") to fund its working capital requirements and other obligations and to support the issuance of letters of credit. The Company may borrow from time to time up to $35 million under the Revolving Credit Facility, subject to certain borrowing base limitations. All advances to the Company under the Revolving Credit Facility bear interest at 1/4% per annum plus the greater of the prevailing Federal Funds Rate plus 1/2% or a referenced average prime rate; or at the adjusted LIBOR rate plus 2% per annum. The foregoing rates are subject to an increase of
 1/2% in the event certain financial criteria are not met. The Company is also obligated to pay ING (i) a commitment fee equal to 1/2% per annum on the average daily unadvanced portion of the commitments and (ii) a letter of credit fee of 2% per annum on the average daily undrawn and unexpired amount of each letter of credit during the period that sum remains outstanding. The Revolving Credit Facility expires on May 31, 1998.

     The Revolving Credit Facility is secured by accounts receivable, rig inventory, equipment, certain oil and gas properties and the stock of certain subsidiaries of the Company, including, but not limited to, certain of the Subsidiary Guarantors. The Revolving Credit Facility requires the Company to comply with various covenants including, but not limited to, the maintenance of various financial ratios, and restricts the Company from declaring, making or paying any dividends on its Common Stock.

     At August 31, 1997, the Company had no outstanding borrowings under the Revolving Credit Facility.

SERIES B NOTES

     In May, 1996, the Company issued $150 million in principal amount of Series A Notes (as defined), which were exchanged for Series B Notes, all of which is outstanding as of August 31, 1997. The terms of the Notes are substantially identical to the terms of the Series B Notes, except that the Company is required to make a Net Proceeds Offer (as defined) to the holders of the Notes only if Excess Proceeds (as defined) from an Asset Sale (as defined) remain after making a Series B Net Proceeds Offer (as defined). See "Description of the Notes -- Certain Covenants -- Limitation on Asset Sales."

                            DESCRIPTION OF THE NOTES

     The Exchange Notes will be issued, and the Old Notes were issued, under an indenture entered into among the Company, as issuer, Southwestern Offshore Corporation (formerly known as Cliffs Drilling Asset Acquisition Company), Cliffs Drilling Merger Company, Cliffs Drilling International, Inc., Cliffs Oil and Gas Company and DRL, Inc., as Subsidiary Guarantors, and State Street Bank and Trust Company, as trustee (the "Trustee") dated as of August 7, 1997, as amended and supplemented by First Supplemental Indenture dated as of August 29, 1997 (such indenture, as so amended and supplemented, the "Indenture"), which added Cliffs Drilling Trinidad Limited and West Indies Drilling Joint Venture as Subsidiary Guarantors. Old

Notes were issued under the Indenture on August 7, 1997 in an aggregate principal amount of $50,000,000. References to the Notes include the Old Notes and the Exchange Notes unless the context otherwise requires. Upon the effectiveness of the Exchange Offer Registration Statement, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture and of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms contained therein and those terms that are made a part of the Indenture by reference to the Trust Indenture Act and of the Registration Rights Agreement, respectively. Copies of the Indenture and the Registration Rights Agreement are available from the Company upon request. Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

GENERAL

     The Notes will be senior unsecured obligations of the Company limited to $50 million aggregate principal amount. The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office or agency of the Company in the City of New York maintained for such purposes, which initially will be the corporate trust office or agency of the Trustee maintained at State Street Bank and Trust Company N.A., 61 Broadway, Concourse Level, New York, New York 10006. In addition, in the event the Notes do not remain in book-entry form, interest may be paid, at the option of the Company, by check mailed to the registered holders of the Notes at their respective addresses as shown on the Note Register, subject to the right of any holder of Notes in the principal amount of $500,000 or more to request payment by wire transfer. No service charge will be made for any transfer, exchange or redemption of the Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith.

     The obligations of the Company under the Notes will be guaranteed on a senior unsecured basis by the Subsidiary Guarantors, and the obligations of the Subsidiary Guarantors under the notes will rank on a parity with the obligations of the Subsidiary Guarantors under the Company's outstanding Series B Notes. See "-- Subsidiary Guarantees of Notes."

     Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

MATURITY, INTEREST AND PRINCIPAL PAYMENTS

     The Notes will mature on May 15, 2003. Interest on the Notes will accrue from August 7, 1997 at the rate of 10.25% per annum and will be payable semiannually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 1997, to the Persons in whose name the Notes are registered in the Note Register at the close of business on the May 1 or November 1 next preceding such interest payment date. Holders of Old Notes of record on November 1, 1997 will receive interest on November 15, 1997 from the date of issuance of the Old Notes, August 7, 1997. Holders of Exchange Notes of record on May 1, 1998 will receive interest on May 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of the last interest payment, November 15, 1997, to the date of exchange thereof. The interest rate on the Notes is subject to increase if the Company fails to satisfy certain provisions of the Registration Rights Agreement. See "-- Exchange Offer; Registration Rights Agreement." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

REDEMPTION

     Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2000, upon not less than 30 or more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on May 15 of the years indicated below:

                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                              ----------
2000........................................................    105.00%
2001........................................................    102.50%
2002 and thereafter.........................................    100.00%

     In the event that less than all of the Notes are to be redeemed, the particular Notes (or any portion thereof that is an integral multiple of $1,000) to be redeemed shall be selected not less than 30 or more than 60 days prior to the date of redemption by the Trustee, from the outstanding Notes not previously called for redemption, pro rata, by lot or by any other method the Trustee shall deem fair and appropriate.

     Notwithstanding the foregoing, at any time on or prior to May 15, 1999, up to $12.5 million in aggregate principal amount of Notes will be redeemable, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Cash Proceeds of a Public Equity Offering, at a redemption price equal to 110% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $37.5 million in aggregate principal amount of Notes remains outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

     Offers to Purchase. As described below, (a) upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase and (b) upon certain sales or other dispositions of assets, the Company may be obligated to make offers to purchase Notes with a portion of the Net Available Proceeds of such sales or other dispositions at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants -- Change of Control" and "-- Limitation on Asset Sales."

RANKING

     The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all senior Indebtedness of the Company, senior in right of payment to all Subordinated Indebtedness of the Company and on a parity with the Company's outstanding Series B Notes. The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such Indebtedness, including any Indebtedness under the Revolving Credit Facility, which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. Without regard to the $50 million in principal amount of the Old Notes, the Company and the Subsidiary Guarantors had no Indebtedness outstanding at August 31, 1997, other than (i) $2.4 million consisting of letters of credit secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors, which is effectively senior to, although nominally pari passu with, the Notes, and (ii) $150 million in principal amount of Series B Notes, which ranks pari passu with the Notes. See "Capitalization." Subject to certain limitations, the Company and its Subsidiaries may incur additional Indebtedness in the future. See "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock."

SUBSIDIARY GUARANTEES OF NOTES

     Each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of, premium, if any, and interest on the Notes pursuant to its Subsidiary Guarantee. The Subsidiary Guarantors are currently the Company's principal subsidiaries. In addition to the current Subsidiary Guarantors, the Company will cause each Restricted Subsidiary that becomes, or comes into existence as, a Restricted Subsidiary after the date of the Indenture and has assets, businesses, divisions, real property or equipment with a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1 million to execute and deliver a supplement to the Indenture pursuant to which such Restricted Subsidiary will guarantee the payment of the Notes on the same terms and conditions as the Subsidiary Guarantees by the initial Subsidiary Guarantors.

     The Subsidiary Guarantees will be senior unsecured obligations of each respective Subsidiary Guarantor and will rank pari passu in right of payment with all senior Indebtedness of such Subsidiary Guarantor, senior in right of payment to all Subordinated Indebtedness of such Subsidiary Guarantor and on a parity with the Company's outstanding Series B Notes. However, the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Subsidiary Guarantors, with respect to the assets securing such Indebtedness, including Indebtedness of the Subsidiary Guarantors under the Revolving Credit Facility, which is secured by liens on substantially all of their assets. At August 31, 1997, the Subsidiary Guarantors had no Indebtedness outstanding other than the Subsidiary Guarantees of the Company's outstanding Series B Notes and the Old Notes. See "Capitalization."

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to the Company or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the "Merger, Consolidation and Sale of Assets" covenant of the Indenture. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor), provided that (a) if the surviving Person is not the Subsidiary Guarantor, the surviving Person agrees to assume such Subsidiary Guarantor's Subsidiary Guarantee and all its obligations pursuant to the Indenture (except to the extent the following paragraph would result in the release of such Subsidiary Guarantee) and (b) such transaction does not (i) violate any of the covenants described below under "-- Certain Covenants" or (ii) result in a Default or Event of Default immediately thereafter that is continuing.

     Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its properties and assets) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture (including as described in the foregoing paragraph), such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and the related obligations set forth in the Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also terminate or be released upon such sale or other disposition. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Subsidiary Guarantee and related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary.

     Separate financial statements of the Subsidiary Guarantors have not been provided because the Subsidiary Guarantors are jointly and severally liable for the obligations of the Company under the Notes, and the aggregate assets, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the consolidated assets, earnings and equity of the Company.

CERTAIN COVENANTS

     The Indenture contains, among others, the covenants described below.

     Limitation on Indebtedness and Disqualified Capital Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) or any Disqualified Capital Stock, unless, on a pro forma basis after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated EBITDA Coverage Ratio for the four full quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.25 to
1.0. The Company's Consolidated EBITDA Coverage Ratio for the four quarters ended June 30, 1997 was 3.8 to 1.0.

     (b) The Company will not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or outstanding, is also expressly made subordinate to the Notes at least to the extent it is subordinated to such other Indebtedness.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, except in any case out of the net cash proceeds of Permitted Refinancing Indebtedness; or

          (iv) make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution),

     (1) no Default or Event of Default shall have occurred and be continuing,

     (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with paragraph (a) of the "-- Limitation on Indebtedness and Disqualified Capital Stock" covenant, and

     (3) the aggregate amount of all Restricted Payments declared or made after the date of the Series A/B Indenture shall not exceed the sum (without duplication) of the following:

          (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on April 1, 1996 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income is a loss, minus 100% of such loss),

          (B) the aggregate Net Cash Proceeds received after the date of the Series A/B Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company,

          (C) the aggregate Net Cash Proceeds received after the date of the Series A/B Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company,

          (D) the aggregate Net Cash Proceeds received after the date of the Series A/B Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange,

          (E) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the date of the Series A/B Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of the Series A/B Indenture, and

          (F) $10 million.

     (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(ii) and (iii) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

          (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company; and

          (iii) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company.

     The actions described in clauses (i), (ii) and (iii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a), provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i).

     Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company (i) will not permit any Restricted Subsidiary to issue or sell any Capital Stock to any Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) will not permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, in each case except with respect to a Wholly Owned Restricted Subsidiary as described in clause (i) or (ii) of the definition of "Wholly Owned Restricted Subsidiary".

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness (not including the incurrence of Permitted Indebtedness) in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant, the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value of the property or assets subject thereto (as determined in good faith by the Company's Board of Directors, whose determination in good faith and evidenced by a Board Resolution will be conclusive) and the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of the "Limitation on Asset Sales" covenant as if such Sale/Leaseback Transaction were an Asset Sale.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with unrelated third parties, (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above,
(iii) with respect to a transaction or series of related transactions involving payments in excess of $5 million but less than $15 million in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, and (iv) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $15 million, the Company delivers an Officers' Certificate to the Trustee certifying to the two matters referred to in clause
(iii) above and that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm specializing or having a speciality in the type and subject matter of the transaction or series of related transactions at issue, which opinion shall be to the effect set forth in clause (i) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction shall not apply to (w) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1 million outstanding at any one time, (x) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (z) the Company's employee compensation and other benefit arrangements.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the date of the Series A/B Indenture, or any income, profits or proceeds therefrom, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the property or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction. The incurrence of additional secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under "-- Limitation on Indebtedness and Disqualified Capital Stock."

     Change of Control. Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all of the then outstanding Notes (a "Change of Control Offer"), and will purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following such Change of Control, all of the then outstanding Notes validly tendered pursuant to such Change of Control Offer and not withdrawn, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company will, not later than the 30th day after the Change of Control, mail to the Trustee and each Holder a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders must follow to accept the Change of Control Offer.

     The occurrence of a Change of Control may result in the lender under the Revolving Credit Facility having the right to require the Company to repay all Indebtedness outstanding thereunder. There can be no assurance that the Company will have available funds sufficient to repay all Indebtedness owing under the Revolving Credit Facility or to fund the purchase of the Notes or the Series B Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company does not have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes delivered by Holders seeking to accept the Change of Control Offer, an Event of Default would occur under the Indenture. The definition of Change of Control includes an event by which the Company sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole; the phrase "all or substantially all" is subject to applicable legal precedent and, as a result, in the future there may be uncertainty as to whether or not a Change of Control has occurred.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same time and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above. The existence of a Holder's right to require, subject to certain conditions, the Company to repurchase its Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

     Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive and evidenced by a Board Resolution), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash or Cash Equivalents and (iii) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i) and (ii). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (ii) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale or incurs an Event of Loss, the Company or such Restricted Subsidiary may either, no later than 365 days after such Asset Sale or such Event of Loss, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net Available Proceeds thereof in properties and assets that replace the properties or assets that were the subject of such Asset Sale or such Event of Loss, as the case may be, or in other properties or assets that will be used in the business of the Company and its Restricted Subsidiaries. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $10 million, the Company will be required to make an offer to purchase (a "Series B Net Proceeds Offer") from all Holders of the outstanding Series B Notes in accordance with the procedures set forth in the Series A/B Indenture the maximum principal amount (expressed as a multiple of $1,000) of outstanding Series B Notes that may be purchased out of the amount of such Excess Proceeds.

     (d) To the extent that any Excess Proceeds are not applied to the Series B Net Proceeds Offer, the Company will be required to make an offer to purchase from all Holders of the Notes an aggregate principal amount of Notes equal to such Excess Proceeds as follows:

          (i) The Company will make an offer to purchase (a "Net Proceeds Offer") from all Holders of Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "Payment Amount") of such Excess Proceeds.

          (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the "Limitation on Restricted Payments" covenant.

          (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis.

          (iv) Upon completion of such Net Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

The Company will not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitation on Guarantees by Subsidiary Guarantors. The Company will not permit any Subsidiary Guarantor to guarantee the payment of any Subordinated Indebtedness of the Company unless such guarantee shall be subordinated to such Subsidiary Guarantor's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; provided, however, that this covenant will not be applicable to any guarantee of any Subsidiary Guarantor that (i) existed at the time such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (a) to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary, (c) to transfer any of its property or assets to the Company or any other Restricted Subsidiary or (d) to guarantee the Notes (any such restrictions being collectively referred to herein as a "Payment Restriction"), except in any such case for such encumbrances or restrictions existing under or by reason of
(i) the Indenture, the Revolving Credit Facility or any other agreement in effect or entered into on the date of the Series A/B Indenture, or (ii) any agreement, instrument or charter of or in respect of a Restricted Subsidiary entered into prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary and outstanding on such date and not entered into in connection with or in contemplation of becoming a Restricted Subsidiary, provided such consensual encumbrance or restriction is not applicable to any properties or assets other than those owned or held by the Restricted Subsidiary at the time it became a Restricted Subsidiary or subsequently acquired by such Restricted Subsidiary other than from the Company or any other Restricted Subsidiary, or (iii) pursuant to an agreement effecting a modification, renewal, refinancing, replacement or extension of any agreement, instrument or charter (other than the Indenture) referred to in clause (i) or (ii) above, provided, however, that the provisions relating to such encumbrance or restriction are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement, instrument or charter so modified, renewed, refinanced, replaced or extended, or (iv) customary provisions restricting the subletting or assignment of any lease or the transfer of copyrighted or patented materials, or (v) provisions in agreements that restrict the assignment of such agreements or rights thereunder, or (vi) the sale or other disposition of any properties or assets subject to a Lien securing Indebtedness.

     Limitation on Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the businesses being conducted on the date of the Series A/B Indenture (and described therein and herein) and such other businesses as are reasonably necessary or desirable to facilitate the conduct and operation of such businesses.

     Reports. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee (with exhibits), and provide to each Holder of Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Notes, securities analyst or prospective investor promptly upon written request.

     Future Designation of Restricted and Unrestricted Subsidiaries. The foregoing covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness and Liens) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary. The definition of "Unrestricted Subsidiary" set forth under the caption "-- Certain Definitions" describes the circumstances under which a Subsidiary of the Company may be designated as an Unrestricted Subsidiary by the Board of Directors of the Company.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Company will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto: (i) either (A) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and, in each case, the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing; (iii) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions; (iv) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the "-- Limitation on Indebtedness and Disqualified Capital Stock" covenant; (v) if the Company is not the continuing obligor under the Indenture, then each Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture to the Indenture confirmed that its Subsidiary Guarantee of the Notes shall apply to the Surviving Entity's obligations under the Indenture and the Notes; (vi) if any of the properties or assets of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of such Lien shall have been in compliance with the "Limitation on Liens" covenant; and (vii) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (a) an Officers' Certificate stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture in respect thereto comply with the requirements under the Indenture and (b) an Opinion of Counsel stating that the requirements of clause (i) of this paragraph have been satisfied.

     Upon any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Entity had been named as the Company therein, and thereafter the Company, except in the case of a lease, will be discharged from all obligations and covenants under the Indenture and the Notes and may be liquidated and dissolved.

EVENTS OF DEFAULT

     The following will be "Events of Default" under the Indenture:

          (i) default in the payment of the principal of or premium, if any, on any of the Notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

          (ii) default in the payment of any installment of interest on any of the Notes, when due, and the continuance of such default for a period of 30 days; or

          (iii) default in the performance or breach of the provisions of the "Merger, Consolidation and Sale of Assets" section of the Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of the "Change of Control" covenant or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of the "Limitation on Asset Sales" covenant; or

          (iv) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee or the Indenture (other than a default specified in (i), (ii) or (iii) above) for a period of 45 days after written notice of such failure stating that it is a "notice of default" under the Indenture and requiring the Company or such Subsidiary Guarantor to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, or interest on any Indebtedness of the Company (other than the Notes) or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5 million and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

          (vi) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); or

          (vii) final judgments or orders rendered against the Company or any Subsidiary Guarantor or any other Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $5 million over the coverage under applicable insurance policies and either (A) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

          (viii) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary under any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (ix) the commencement by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in furtherance of any such action.

     If an Event of Default (other than as specified in clause (viii) or (ix) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued and unpaid interest on all of the Notes due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (viii) or (ix) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all of the Notes shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder of Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration if (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clause
(ii) or (iii)); (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     No Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations will not apply, however, to a suit instituted by the Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee will be required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 60 days after the occurrence thereof. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if the Trustee determines in good faith that withholding the notice is in the interest of the Holders of the Notes.

     The Company will be required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company will also be required to notify the Trustee within 10 days of any Default or Event of Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and the Subsidiary Guarantors with respect to the outstanding Notes (such action being a "legal defeasance"). Such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have been discharged from all their other obligations with respect to the Notes and the Subsidiary Guarantees, except for (i) the rights of Holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to replace any temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the legal defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and each Subsidiary Guarantor with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes (such action being a "covenant defeasance"). In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, insolvency and reorganization events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either legal defeasance or covenant defeasance, (i) the Company or any Subsidiary Guarantor must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) and (ix) under the first paragraph of "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen, mutilated or destroyed Notes which have been replaced or paid and Notes for whose payment money or certain United States government obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Company, the Subsidiary Guarantors and the Trustee may, without the consent of the Holders of the Notes, amend or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, adding or releasing any Subsidiary Guarantor pursuant to the terms of the Indenture, or making any change that does not materially adversely affect the rights of any Holder of Notes. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, premium, if any, or interest on any Note, (c) change the coin or currency of payment of principal of, premium, if any, or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of aggregate principal amount of outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) change the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders or expressly subordinate in right of payment the Notes or the Subsidiary Guarantees to any other Indebtedness or (i) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all Notes, waive any past default under the Indenture, except a default in the payment of principal of, premium, if any, or interest on the Notes, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

THE TRUSTEE

     State Street Bank and Trust Company serves as trustee under the Indenture.

     The Indenture (including provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture permits the Trustee to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture, the Notes and the Subsidiary Guarantees are governed by the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of properties or assets from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted

Subsidiaries or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, hydrocarbons or other properties or assets in the ordinary course of business or transfers in accordance with the proviso to clause (vi) of the definition of Permitted Investments. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under "-- Merger, Consolidation and Sale of Assets"; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant;
(iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (x) no longer used or (y) no longer useful in the business of the Company or its Restricted Subsidiaries; (iv) any charter (bareboat or otherwise) or other lease of any property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such charter or lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted; (v) any trade or exchange by the Company or any Restricted Subsidiary of one or more offshore drilling rigs for one or more other offshore drilling rigs owned or held by another Person, provided that (x) the fair value of the offshore drilling rig or rigs traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair value of the offshore drilling rig or rigs (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary as determined by written appraisal by a nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in offshore drilling rigs, and (y) such exchange is approved by a majority of the Disinterested Directors of the Company; (vi) any transfer by the Company or any Restricted Subsidiary to its customers of drill pipe and associated drilling equipment utilized in connection with a drilling contract for the employment of a drilling rig in the ordinary course of business and consistent with past practice; and (vii) any transfers that, but for this clause (vii), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and (B) after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $500,000.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of rent" under any such lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above, provided all such deposits do not exceed $5 million in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of any event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the liquidation or dissolution of the Company.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio on a pro forma basis of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and

Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to (b) the sum of such Consolidated Interest Expense for such period; provided, however, that (i) the Consolidated EBITDA Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described in paragraph (a) under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Capital Stock" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, and (v) if after the first day of the period referred to in clause (a) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication,
(i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount,
(B) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (C) the interest portion of any deferred payment obligation constituting Indebtedness, (D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (E) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such

Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period and
(d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Preferred Stock or Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Preferred Stock or Disqualified Capital Stock is owned by Persons other than the Company or any Restricted Subsidiary, less (ii), to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, and (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less the amount of such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

     "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Disqualified Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity. For purposes of the covenant described in paragraph (a) under "-- Certain Covenants --

Limitation on Indebtedness and Disqualified Capital Stock", Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock; provided, however, that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the "maximum fixed redemption or repurchase price" shall be the book value of such Disqualified Capital Stock.

     "Event of Default" has the meaning set forth above under the caption "Events of Default."

     "Event of Loss" means, with respect to any drilling rig, MOPU or related property or asset of the Company or any Restricted Subsidiary, (i) any damage to such drilling rig, MOPU or related property or asset which results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (ii) the confiscation, condemnation or requisition of title to such drilling rig, MOPU or related property or asset by any government or any instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of the Series A/B Indenture.

     The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

     "Holder" means a Person in whose name a Note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business) and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the date of the Series A/B Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) the Attributable Indebtedness respecting all Capitalized Lease Obligations of such Person (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition and (g) all obligations of such Person under or in respect of Currency Hedge Obligations and Interest Rate Protection Obligations.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's or any of its Subsidiaries exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (b) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness and (c) endorsements of negotiable instruments and documents in the ordinary course of business.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien thereon and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds. "Net Available Proceeds" means, with respect to any Event of Loss, the proceeds to the Company or any Restricted Subsidiary as a result thereof in the form of cash or Cash Equivalents, including insurance proceeds paid to the Company or any Restricted Subsidiary, and all payments received by the Company or any Restricted Subsidiary from any government or any instrumentality or agency thereof by way of compensation for the requisition of title to property, net of all fees and expenses incurred by the Company or any Restricted Subsidiary related to the collection or receipt of such proceeds, all as reflected in an Officers' Certificate delivered to the Trustee.

     "Net Cash Proceeds," with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any property or assets and as to which (a) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Subsidiary (other than an Unrestricted Subsidiary) (i) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness, and (b) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Note Register" means the register maintained by or for the Company in which the Company shall provide for the registration of the Notes and the transfer of the Notes.

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness (and any guarantee thereof) under one or more credit facilities with banks and other financial institutions in an aggregate principal amount at any one time outstanding not to exceed $35 million, less any amounts derived from Asset Sales and applied to the permanent reduction of the Indebtedness under any such credit facilities as contemplated by the "Limitation on Asset Sales" covenant (the "Maximum Bank Credit Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancing or replacements (each, for purposes of this clause (i), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (i), shall not at any one time exceed the Maximum Bank Credit Amount;

          (ii) Indebtedness under the Notes and any Exchange Notes issued in exchange for Notes of an equal principal amount;

          (iii) Indebtedness outstanding or in effect on the date of the Indenture (and not repaid or defeased with the proceeds of the offering of the Notes), including Indebtedness of the WINDJV being guaranteed by the Company and Indebtedness outstanding under the Company's Series B Notes as defined in the Series A/B Indenture.

          (iv) Indebtedness under Interest Rate Protection Obligations, provided that (1) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant, and (2) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

          (v) Indebtedness under Currency Hedge Obligations, provided that (1) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant or to the foreign currency cash flows reasonably expected to be generated by the Company and its Restricted Subsidiaries, and (2) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate;

          (vi) the Subsidiary Guarantees of the Company's outstanding Series B Notes and the Notes (and any assumption of the obligations guaranteed thereby);

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of paragraph
     (a) of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such subsequent transfer occurred;

          (viii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (ix) Non-Recourse Indebtedness;

          (x) any renewals, substitutions, refinancing or replacements (each, for purposes of this clause (x), a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause (ii) or (iii) of this definition, including any successive refinancing by the Company or such Restricted Subsidiary, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (B) in the case of any refinancing of Indebtedness (including the Notes) that is pari passu with or subordinated in right of payment to either the Notes or the Subsidiary Guarantees, then such new Indebtedness is either pari passu with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity that is at least 91 days later than the final Stated Maturity of the Indebtedness being refinanced; and

          (xi) any additional Indebtedness in an aggregate principal amount not in excess of $75 million at any one time outstanding and any guarantee thereof.

     "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under the "Limitation on Asset Sales" covenant or the "Limitation on Transactions with Affiliates" covenant;
(v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits;
(vi) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received; (vii) other Investments in joint ventures, corporations, limited liability companies or partnerships formed with or organized by third Persons, which joint ventures, corporations, limited liability companies or partnerships, engage in a business substantially similar, or related, to the business conducted by the Company and its Restricted Subsidiaries, provided such Investments do not, in the aggregate, exceed the sum of (1) $15 million and (2) the aggregate amount of principal repayments, interest on Indebtedness, dividends, distributions or other return of capital received by the Company or a Restricted Subsidiary from any Person (other than the Company or any Restricted Subsidiary) in which the Company or any of its Restricted Subsidiaries has an ownership interest (including any return of capital resulting from redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary).

          "Permitted Liens" means the following types of Liens:

          (a) Liens existing as of the date of the Series A/B Indenture;

          (b) Liens securing the Notes or the Subsidiary Guarantees;

          (c) Liens in favor of the Company;

          (d) Liens securing Indebtedness that constitutes Permitted Indebtedness pursuant to clause (i) of the definition of "Permitted Indebtedness";

          (e) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (i) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (j) purchase money Liens; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (k) Liens securing obligations under or in respect of either Currency Hedge Obligations or Interest Rate Protection Obligations;

          (l) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

          (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (o) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof; and

          (p) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by the Company or any Restricted Subsidiary with the proceeds of such Non-Recourse Indebtedness.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Series A/B Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Public Equity Offering" means an offer and sale of Common Stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

     "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment or an Investment in the WINDJV.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Series A/B Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or one of its Restricted Subsidiaries.

     "Series A/B Indenture" means the Indenture dated as of May 15, 1996, as amended, among the Company, the "Subsidiary Guarantors" (as defined therein) and State Street Bank and Trust Company (successor to Fleet National Bank), as trustee, and providing for the issue of the Series A Notes and the Series B Notes which were issued in exchange therefor in the aggregate principal amount of $150 million.

     "Series A Notes" means the 10.25% Senior Notes due 2003, Series A issued by the Company pursuant to the Series A/B Indenture.

     "Series B Notes" means the 10.25% Senior Notes Due 2003, Series B issued by the Company pursuant to the Series A/B Indenture.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

     "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under "-- Subsidiary Guarantees of Notes."

     "Subsidiary Guarantor" means (i) Southwestern Offshore Corporation (formerly known as Cliffs Drilling Asset Acquisition Company), (ii) Cliffs Drilling Merger Company, (iii) Cliffs Drilling International, Inc., (iv) Cliffs Oil and Gas Company, (v) DRL, Inc., (vi) Cliffs Drilling Trinidad Ltd., (vii) the West Indies Drilling Joint Venture, (viii) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture and (ix) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under "-- Subsidiary Guarantees of Notes."

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under the "Limitation on Restricted Payments" covenant; and (d) such designation shall not result in the creation or imposition of any Lien on any of the properties or assets of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with the "Limitation on Liens" covenant); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the first paragraph of the "Limitation on Indebtedness and Disqualified Capital Stock" covenant and (iii) if any of the properties and assets of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with the "Limitation on Liens" covenant.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

BOOK ENTRY; DELIVERY AND FORM

     The Exchange Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited on the Closing Date with, or on behalf of, DTC and registered in the name of a nominee of DTC.

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Note to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who own interests through participants. Owners of beneficial interests in the Global Note will hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee, the Exchange Agent or any paying agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same day funds. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Note.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Old Notes for exchange for Exchange Notes) only at the direction of one or more participants to whose account the interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global

Note for certificated Notes in registered form ("Certificated Securities"), which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers, the Trustee or the Exchange Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, or at the Company's election at any time, Certificated Securities will be issued in exchange for the Global Note.

                         REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for the Exchange Notes. The Registration Statement of which this Prospectus is a part constitutes such Exchange Offer Registration Statement, and pursuant to the Exchange Offer described herein the Company is offering to the holders of Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

     If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or interpretation of the staff of the SEC or (ii) any holder of Old Notes notifies the Company within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the SEC the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined) by the holders thereof. The Company will use its best efforts to cause the applicable registration statement to be declared effective by the SEC within specified periods. For purposes of the foregoing, "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     Under existing SEC interpretations, the Transfer Restricted Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealers in connection with resales of Exchange Notes. The Company has agreed, for a period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of Exchange Notes acquired in the Exchange Offer (other than a resale of any unsold allotment from the original sale of the Old Notes). A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     The Registration Rights Agreement provides that: (i) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will file an Exchange Offer Registration Statement with the SEC on or prior to 60 days after the date of original issuance of the Notes (the "Closing Date," which was August 7, 1997), (ii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will file on or prior to the later of
(x) 90 days after the Closing Date or (y) 30 days after such filing obligation arises, and use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after such obligation arises; provided that if the Company has not consummated the Exchange Offer within 180 days of the Closing Date, then the Company will file the Shelf Registration Statement with the SEC on or prior to the 181st day after the Closing Date and use its best efforts to cause the Shelf Registration Statement to be declared effective within 60 days after such filing. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the Closing Date or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

     If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness,
(iii) the Company fails to consummate the Exchange Offer within 30 business days of the effective date of the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate on Transfer Restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 2% per annum with respect to all Registration Defaults. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                       TRANSFER RESTRICTIONS ON OLD NOTES

     The Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Old Notes were offered and sold only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A.

     Each purchaser of Old Notes was deemed to have acknowledged, represented and agreed as follows:

          (1) it is purchasing the Old Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a Qualified Institutional Buyer, for investment and not with a view to distribution;

          (2) the Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

          (3) if it should resell or otherwise transfer the Old Notes within two years after the original issuance of the Old Notes, it will do so only (a) to the Company or any of its subsidiaries, (b) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A, (c) inside the United States to an Accredited Investor (as defined in Rule 501(a)(1),
     (2) (3) or (7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from such Trustee), (d) outside the United States in compliance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to Rule 144 under the Securities Act, or (f) pursuant to an effective registration statement under the Securities Act;

          (4) it will give to each transferee of the Old Notes notice of any restrictions on transfer of such Old Notes;

          (5) none of the Company or the Initial Purchasers or any person representing the Company or the Initial Purchasers has made any representation to it with respect to the Company or the offering or sale of any Old Notes, other than the information contained in the Offering Memorandum provided with such Old Notes, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Old Notes, accordingly it acknowledges that no representation or warranty is made by the Company or the Initial Purchasers as to the accuracy or completeness of such materials;

          (6) it has had access to such financial and other information concerning the Company and the Old Notes as it has deemed necessary in connection with its decision to purchase the Old Notes, including an opportunity to ask questions of and request information from the Company and the Initial Purchasers;

          (7) the Trustee will not be required to accept for registration of transfer any Old Notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with;

          (8) the Company, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Old Notes are no longer accurate, it shall promptly notify the Initial Purchasers; and

          (9) if it is acquiring the Old Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

     Each certificate respecting the Old Notes bears the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS

ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

     Any Old Notes not exchanged in the Exchange Offer for Exchange Notes will continue to be subject to the transfer restrictions described above.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain federal income tax consequences associated with the Exchange Offer, and also with respect to the acquisition, ownership, and disposition of the Exchange Notes. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of Exchange Notes in light of his or her particular circumstances, or to certain types of holders which are subject to special treatment under the federal income tax laws (including persons who hold Exchange Notes as part of a conversion, straddle or hedge, dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and S corporations). Further, the summary pertains only to holders that are citizens or residents of the United States, corporations, partnerships or other entities created in or under the laws of the United States or any political subdivision thereof, or estates or trusts the income of which is subject to United States federal income taxation regardless of its source. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.

     The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (the "Regulations"), rulings and pronouncements issued by the Internal Revenue Service ("IRS") and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect holders of Exchange Notes. The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the matters discussed below, although such discussion is based on the advice of Griggs & Harrison, P.C., counsel to the Company. There can be no assurance that the IRS will not take positions concerning the tax consequences of the valuation, purchase, ownership or disposition of the Exchange Notes which are different from those discussed herein.

     THIS SUMMARY DOES NOT PURPORT TO COVER ALL THE POSSIBLE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE UNITED STATES

FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE SPECIFIC TO THEM OF ACQUIRING, OWNING AND DISPOSING OF EXCHANGE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

EXCHANGE OFFER

     Under federal income tax law, a holder of Old Notes will not recognize gain or loss upon an exchange of the Old Notes for Exchange Notes pursuant to the Exchange Offer. A holder's basis and holding period for the Exchange Notes received pursuant to the Exchange Offer will be the same as such holder's basis and holding period for the Old Notes exchanged therefor.

     Each exchanging holder should consult with its individual tax advisor as to any foreign, state and local tax consequences of the Exchange Offer as well as to the effect of such holder's particular facts and circumstances on the matters discussed herein.

TAXATION OF QUALIFIED STATED INTEREST ON EXCHANGE NOTES

     Absent some special circumstances that may be particular to a holder, qualified stated interest paid on an Exchange Note will be taxable to a holder as ordinary interest income at the time it accrues or is received, in accordance the holder's regular method of accounting for federal income tax purposes.

     The Company will annually furnish to certain record holders of the Exchange Notes and to the IRS information with respect to qualified stated interest paid during the calendar year as may be required under applicable regulations.

SALE OR OTHER TAXABLE DISPOSITION OF EXCHANGE NOTES

     The sale, redemption, or other taxable disposition of an Exchange Note will result in the recognition of gain or loss to the holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received (except to the extent attributable to the payment of accrued stated interest) in exchange therefor and (b) the holder's adjusted tax basis in such Exchange Note.

     A holder's initial tax basis in an Exchange Note purchased by such holder will be equal to the portion of the issue price allocable to the Exchange Notes. The holder's initial tax basis in an Exchange Note will be increased by the amount of any original issue discount included in gross income with respect to such Exchange Note to the date of disposition.

     Any gain or loss on the sale, redemption, or other taxable disposition of an Exchange Note will be capital gain or loss, assuming the owner of the Exchange Note holds such security as a "capital asset" (generally property held for investment) within the meaning of Section 1221 of the Code. Any capital gain or loss will be long-term capital gain or loss if the Exchange Note is held for more than one year and otherwise will be short-term capital gain or loss. Payments on such disposition for accrued stated interest not previously included in income will be treated as ordinary interest income.

     If the Exchange Offer is not consummated within the required period of time (and in certain other circumstances), then Additional Interest may become payable with respect to the Notes. See "Registration Rights Agreement." This rate increase should not result in a deemed taxable exchange of the Notes.

PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE OR DATE

     The foregoing does not discuss special rules which may affect the treatment of purchasers that acquired Old Notes either (a) other than at the time of original issuance or (b) at the time of original issuance other than at the issue price, including those provisions of the Code relating to the treatment of "market discount," "acquisition premium" and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to such purchaser of the acquisition, ownership, and disposition of Notes.

BACKUP WITHHOLDING

     The backup withholding rules require a payor to deduct and withhold a tax if (a) the payee fails to properly furnish a taxpayer identification number ("TIN") to the payor, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (d) there has been a failure of the payee to certify under the penalty of perjury that a payee is not subject to withholding under Section 3406 of the Code. As a result, if any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest or original issue discount and amounts paid through brokers in retirement of securities. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided, that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to the backup withholding rules.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. For a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

     The validity of the issuance of the Notes offered hereby will be passed upon for the Company by Griggs & Harrison, P.C., Houston, Texas.


     The Consolidated Financial Statements and schedule of the Company appearing in the Company's Annual Report (Form 10-K/A (Amendment No. 3)) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein. Such Consolidated Financial Statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The Consolidated Financial Statements of Southwestern Offshore Corporation and Subsidiaries at December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period from inception (July 19, 1993) through December 31, 1993 included in the Company's Current Report on Form 8-K dated May 23, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

GENERAL

     Article Ninth of the Company's Certificate of Incorporation ("Article Ninth") requires the Company to indemnify its directors, officers and certain other individuals to the full extent permitted by the Delaware General Corporation Law ("Delaware GCL") or other applicable laws and allows the Company to enter into agreements with any person to provide greater or different indemnification than that provided in Article Ninth or the Delaware GCL.

     Article Tenth of the Company's Certificate of Incorporation ("Article Tenth") limits the personal liability of the Company's directors to the Company or its stockholders to the full extent permitted by the Delaware GCL, which currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

INDEMNIFICATION AND INSURANCE

     Under the Delaware GCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Delaware GCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     Article Ninth provides that each person who is or was or had agreed to become a director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company to the full extent permitted by the Delaware GCL or any other applicable laws as presently or hereafter in effect. Under Article Ninth, subject to the limitations on indemnification imposed by the Delaware GCL, a large award against an officer or director or other appropriate individual could be paid by the Company, which could affect the assets of the Company.

     Article Ninth provides that, without limiting the generality or effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article Ninth. Finally, Article Ninth and Article Tenth each provide that any repeal or modification of such article shall not adversely affect any right or protection existing thereunder immediately prior to such repeal or modification.

     The Company has entered into agreements with each of its directors and certain officers providing for indemnification broader than that provided by Article Ninth. Each of the directors and certain officers are entitled to indemnification pursuant to the indemnification agreements whether his or her acts, failures to act, neglect or breach of duty giving rise to the right to indemnity thereunder occurred prior or subsequent to the date of such agreement. Such right, however, would not be available with respect to acts, failures to act, neglect or breaches of duty of a director or officer occurring prior to the date such person became a director or officer of the Company.

     One of the purposes of entering into such indemnification agreements was to specify the extent to which the directors and certain officers may receive indemnification under circumstances in which indemnity would not otherwise be provided by Article Ninth. Such agreements entitle the directors and officers to indemnification as expressly provided by Article Ninth and to indemnification for any amount which a director or officer is or becomes legally obligated to pay relating to or arising out of any claim made against such director or officer because of any act, failure to act or neglect or breach of duty, including, without limitation, any actual or alleged error, misstatement or misleading statement, which such director or officer commits, suffers, permits or acquiesces in while acting in the director's or officer's position with the Company. The right to receive payments under the proposed indemnification agreements in excess of those expressly provided in Article Ninth would not be permitted, however, in connection with any claim against a director or officer:

          (i) which results in a final, nonappealable order against the director or officer to pay a fine or similar governmental imposition which the Company is prohibited by applicable law from paying; or

          (ii) to the extent based upon or attributable to the director or officer gaining in fact a personal profit to which he or she was not legally entitled, including, without limitation, profits made from the purchase and sale of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 and profits arising from transactions in publicly traded securities of the Company which were effected by the director or officer in violation of
     Section 10(b) of the Securities Exchange Act of 1934, including rule 10b-5 promulgated thereunder.

     Another purpose of the indemnification agreements is to provide the directors or officers with increased assurance of indemnification by prohibiting the Company from adopting any amendment to the Company's Certificate of Incorporation or Bylaws which would have the effect of denying, diminishing or encumbering their rights to indemnification pursuant thereto or to the Delaware GCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

     At present there is no pending litigation or proceeding involving a director or officer of the Company in which indemnification would be required or permitted by the proposed indemnification agreements. The Board of Directors is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under any such indemnification agreement.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

     Under the Delaware GCL, Article Tenth would protect the Company's directors against monetary damages for breaches of their duty of care, except as set forth below. The inclusion of Article Tenth in the Company's Certificate of Incorporation means that the Company and its stockholders would forego the ability to bring a cause of action against a director for monetary damages for certain breaches of fiduciary duty, including actions in connection with proposals for the acquisition of control of the Company. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Also, Article Tenth does not eliminate director liability under Section 174 of the Delaware GCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     Although Article Tenth provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Tenth will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Tenth which eliminate liability as described above will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           2.1           -- Reorganization and Distribution Agreement dated as of
                            June 8, 1988 among Cleveland-Cliffs Inc, The
                            Cleveland-Cliffs Iron Company, Cliffs Drilling Company,
                            now Cliffs Resources, Inc., Cliffs Exploration Company,
                            now Cliffs Oil and Gas Company, Cliffs Drilling
                            International, Inc. and New Cliffs Drilling Company, now
                            Cliffs Drilling Company, the Registrant (the "Company")
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-1, No.
                            33-23508, filed under the Securities Act).
           2.2           -- Acquisition Agreement dated as of May 13, 1996 by and
                            among Southwestern Offshore Corporation, Viking Supply
                            Ships A.S., Ocean Master III Inc., Production Partner
                            Inc., Trivium Investments Limited, Helge Ringdal and the
                            Company, Cliffs Drilling Asset Acquisition Company and
                            Cliffs Drilling Merger Company (incorporated by reference
                            to Exhibit 2.2 to the Company's Current Report on Form
                            8-K dated May 23, 1996).
           3.1.1         -- Certificate of Incorporation of New Cliffs Drilling
                            Company (incorporated by reference to Exhibit 3.1.1 to
                            the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1997).
           3.1.2         -- Certificate of Amendment of Certificate of Incorporation
                            (incorporated by reference to Exhibit 3.1.2 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           3.1.3         -- Certificate of Designations of $2.3125 Convertible
                            Exchangeable Preferred Stock of Cliffs Drilling Company
                            (incorporated by reference to Exhibit 3.1.3 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           3.1.4         -- Certificate of Amendment of Certificate of Incorporation
                            of Cliffs Drilling Company (incorporated by reference to
                            Exhibit 3.1.4 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1997).
           3.1.5         -- Certificate of Elimination of $2.3125 Convertible
                            Exchangeable Preferred Stock of Cliffs Drilling Company
                            (incorporated by reference to Exhibit 3.1.5 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           3.1.6         -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock of Cliffs Drilling Company
                            (incorporated by reference to Exhibit 3.1.6 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           4.1           -- Certificate of Incorporation of Cliffs Drilling Company
                            (included as Exhibits 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5
                            and 3.1.6).
           4.2           -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3.2 to the Company's Registration Statement on
                            Form S-1, No. 33-23508, filed under the Securities Act).
           4.3           -- Indenture dated as of May 15, 1996 among the Company, as issuer, Cliffs Drilling Asset Acquisition Company, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc. and Cliffs Oil and Gas Company, as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee, including a
                            Form of the Company's 10.25% Senior Notes due 2003
                            (incorporated by reference to Exhibit 4.3 to the
                            Company's Current Report on Form 8-K dated May 23, 1996).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           4.3.1         -- First Supplemental Indenture dated as of July 11, 1996
                            among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, and DRL,
                            Inc., as subsidiary guarantors, and Fleet National Bank,
                            predecessor of State Street Bank and Trust Company, as
                            trustee (incorporated by reference to Exhibit 4.3.1 to
                            the Company's Registration Statement on Form S-4, No.
                            333-08273 filed July 17, 1996).
           4.3.2         -- Second Supplemental Indenture dated as of January 24,
                            1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., and Greenbay Drilling Company Ltd., as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee (incorporated
                            by reference to Exhibit 4.6.2 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1996).
           4.3.3*        -- Third Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., Cliffs Drilling Trinidad Ltd. and the West Indies
                            Drilling Joint Venture, as subsidiary guarantors, and
                            State Street Bank and Trust Company, successor to Fleet
                            National Bank, as trustee.
           4.4*          -- Indenture dated as of August 7, 1997 among the Company, as issuer, Southwestern Offshore Corporation, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc., Cliffs Oil and Gas Company and DRL, Inc., as
                            subsidiary guarantors, and State Street Bank and Trust
                            Company, as trustee, including a form of the Company's
                            10.25% Senior Notes due 2003.
           4.4.1*        -- First Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Cliffs Drilling Trinidad Ltd. and the West
                            Indies Drilling Joint Venture, as subsidiary guarantors,
                            and State Street Bank and Trust Company, as trustee.
           4.5*          -- Registration Rights Agreement dated as of July 31, 1997 by and among the Company, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Jefferies & Company, Inc. and ING Baring
                            (U.S.) Securities, Inc.
           5.1*          -- Opinion of Griggs & Harrison, P.C.
          12.1*          -- Statement re Computation of Ratio of Earnings to Fixed
                            Charges.
          23.1**         -- Consent of Ernst & Young LLP.
          23.2**         -- Consent of Arthur Andersen, LLP.
          23.3*          -- Consent of Griggs & Harrison, P.C. (included in Exhibit
                            5.1).
          24.1*          -- Powers of Attorney (included on the signature pages of
                            this Registration Statement).
          25.1           -- Statement of Eligibility of Fleet National Bank,
                            predecessor of State Street Bank and Trust Company, dated
                            July 15, 1996 (incorporated by reference to Exhibit 25.1
                            to the Company's Registration Statement on Form S-4, No.
                            333-08273 filed July 17, 1996).
          25.2*          -- Statement of Eligibility of State Street Bank and Trust
                            Company dated September 22, 1997.
          99.1**         -- Form of Letter of Transmittal.

---------------

 * Previously filed

** Filed herewith

ITEM 22. UNDERTAKINGS

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 20 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            CLIFFS DRILLING COMPANY

                                            By: /s/  DOUGLAS E. SWANSON
                                            ------------------------------------
                                                     Douglas E. Swanson
                                             Chairman of the Board, President,
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

            /s/  DOUGLAS E. SWANSON                    Chairman of the Board, President and   November 12, 1997
-----------------------------------------------------    Chief Executive Officer (Principal
                 Douglas E. Swanson                      Executive Officer)

                          *                            Director                               November 12, 1997
-----------------------------------------------------
                     M. M. Cone

                          *                            Director                               November 12, 1997
-----------------------------------------------------
                  H. Robert Hirsch

                          *                            Director                               November 12, 1997
-----------------------------------------------------
                  Donald W. Keller

                          *                            Director                               November 12, 1997
-----------------------------------------------------
                  Robert M. McInnes

                          *                            Director                               November 12, 1997
-----------------------------------------------------
                   Joseph E. Reid

                          *                            Director                               November 12, 1997
-----------------------------------------------------
                    John D. Weil

             /s/  EDWARD A. GUTHRIE                    Vice President -- Finance and Chief    November 12, 1997
-----------------------------------------------------    Financial Officer (Principal
                  Edward A. Guthrie                      Financial Officer)

              /s/  CINDY B. TAYLOR                     Vice President -- Controller           November 12, 1997
-----------------------------------------------------    (Principal Accounting Officer)
                   Cindy B. Taylor

*By:           /s/ EDWARD A. GUTHRIE
      ---------------------------------------------
                   Edward A. Guthrie
                   Attorney-in-Fact


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                          SOUTHWESTERN OFFSHORE CORPORATION
                                          (f/k/a Cliffs Drilling Asset
                                          Acquisition Company)

                                          By:  /s/  CHARLES M. McCALL
                                          --------------------------------------
                                                    Charles M. McCall
                                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                         DATE
                      ---------                                      -----                         ----

            /s/  DOUGLAS E. SWANSON                    Chairman of the Board                November 12, 1997
-----------------------------------------------------
                 Douglas E. Swanson

             /s/  CHARLES M. McCALL                    Director and President (Principal    November 12, 1997
-----------------------------------------------------    Executive Officer)
                  Charles M. McCall

                /s/  JIM R. WISE                       Executive Vice President --          November 12, 1997
-----------------------------------------------------    Operations
                     Jim R. Wise

             /s/  EDWARD A. GUTHRIE                    Director, Vice President --          November 12, 1997
-----------------------------------------------------    Finance and Secretary (Principal
                  Edward A. Guthrie                      Financial Officer and Principal
                                                         Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            CLIFFS DRILLING MERGER COMPANY

                                            By: /s/  DOUGLAS E. SWANSON
                                            ------------------------------------
                                                     Douglas E. Swanson
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

            /s/  DOUGLAS E. SWANSON                    Director and President        November 12, 1997
-----------------------------------------------------    (Principal Executive
                 Douglas E. Swanson                      Officer)

             /s/  EDWARD A. GUTHRIE                    Director and Vice President   November 12, 1997
-----------------------------------------------------    (Principal Financial
                  Edward A. Guthrie                      Officer)

              /s/  CINDY B. TAYLOR                     Controller (Principal         November 12, 1997
-----------------------------------------------------    Accounting Officer)
                   Cindy B. Taylor

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            CLIFFS DRILLING INTERNATIONAL, INC.

                                            By: /s/  DOUGLAS E. SWANSON
                                            ------------------------------------
                                                     Douglas E. Swanson
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

            /s/  DOUGLAS E. SWANSON                    Director and President        November 12, 1997
-----------------------------------------------------    (Principal Executive
                 Douglas E. Swanson                      Officer)

             /s/  EDWARD A. GUTHRIE                    Director and Vice             November 12, 1997
-----------------------------------------------------    President -- Finance
                  Edward A. Guthrie                      (Principal Financial
                                                         Officer)

              /s/  CINDY B. TAYLOR                     Controller (Principal         November 12, 1997
-----------------------------------------------------    Accounting Officer)
                   Cindy B. Taylor

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            CLIFFS OIL AND GAS COMPANY

                                            By: /s/  DOUGLAS E. SWANSON
                                            ------------------------------------
                                                     Douglas E. Swanson
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

            /s/  DOUGLAS E. SWANSON                    Director and President (Principal      November 12, 1997
-----------------------------------------------------    Executive Officer)
                 Douglas E. Swanson

             /s/  EDWARD A. GUTHRIE                    Director and Vice President --         November 12, 1997
-----------------------------------------------------    Finance (Principal Financial
                  Edward A. Guthrie                      Officer)

              /s/  CINDY B. TAYLOR                     Controller (Principal Accounting       November 12, 1997
-----------------------------------------------------    Officer)
                   Cindy B. Taylor

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            DRL, INC.

                                            By: /s/  DOUGLAS E. SWANSON
                                            ------------------------------------
                                                     Douglas E. Swanson
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

            /s/  DOUGLAS E. SWANSON                    Director and President (Principal      November 12, 1997
-----------------------------------------------------    Executive Officer)
                 Douglas E. Swanson

             /s/  EDWARD A. GUTHRIE                    Director and Vice President            November 12, 1997
-----------------------------------------------------    (Principal Financial Officer)
                  Edward A. Guthrie

              /s/  CINDY B. TAYLOR                     Controller (Principal Accounting       November 12, 1997
-----------------------------------------------------    Officer)
                   Cindy B. Taylor

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            CLIFFS DRILLING TRINIDAD LIMITED

                                            By:     /s/  JIM R. WISE

                                            ------------------------------------
                                                        Jim R. Wise
                                                     Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

                   /s/ JIM R. WISE                     Managing Director (Principal           November 12, 1997
-----------------------------------------------------    Executive Officer)
                     Jim R. Wise

                 /s/  DOUGLAS E. SWANSON               Director                               November 12, 1997
-----------------------------------------------------
                 Douglas E. Swanson

                  /s/  EDWARD A. GUTHRIE               Director and Vice President            November 12, 1997
-----------------------------------------------------    (Principal Financial Officer and
                  Edward A. Guthrie                      Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 12, 1997.


                                            WEST INDIES DRILLING JOINT VENTURE
                                            By: CLIFFS DRILLING TRINIDAD
                                                LIMITED,
                                              Partner and Firm Manager

                                            By:     /s/  JIM R. WISE

                                            ------------------------------------
                                                        Jim R. Wise
                                                     Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

                   /s/ JIM R. WISE                     Managing Director (Principal           November 12, 1997
-----------------------------------------------------    Executive Officer) of Cliffs
                     Jim R. Wise                         Drilling Trinidad Limited, Firm
                                                         Manager

                 /s/  DOUGLAS E. SWANSON               Director of Cliffs Drilling Trinidad   November 12, 1997
-----------------------------------------------------    Limited, Firm Manager
                 Douglas E. Swanson

                  /s/  EDWARD A. GUTHRIE               Director and Vice President of Cliffs  November 12, 1997
-----------------------------------------------------    Drilling Trinidad Limited, Firm
                  Edward A. Guthrie                      Manager (Principal Financial
                                                         Officer and Principal Accounting
                                                         Officer)

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           2.1           -- Reorganization and Distribution Agreement dated as of
                            June 8, 1988 among Cleveland-Cliffs Inc, The
                            Cleveland-Cliffs Iron Company, Cliffs Drilling Company,
                            now Cliffs Resources, Inc., Cliffs Exploration Company,
                            now Cliffs Oil and Gas Company, Cliffs Drilling
                            International, Inc. and New Cliffs Drilling Company, now
                            Cliffs Drilling Company, the Registrant (the "Company")
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-1, No.
                            33-23508, filed under the Securities Act).
           2.2           -- Acquisition Agreement dated as of May 13, 1996 by and
                            among Southwestern Offshore Corporation, Viking Supply
                            Ships A.S., Ocean Master III Inc., Production Partner
                            Inc., Trivium Investments Limited, Helge Ringdal and the
                            Company, Cliffs Drilling Asset Acquisition Company and
                            Cliffs Drilling Merger Company (incorporated by reference
                            to Exhibit 2.2 to the Company's Current Report on Form
                            8-K dated May 23, 1996).
           3.1.1         -- Certificate of Incorporation of New Cliffs Drilling
                            Company (incorporated by reference to Exhibit 3.1.1 to
                            the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1997).
           3.1.2         -- Certificate of Amendment of Certificate of Incorporation
                            (incorporated by reference to Exhibit 3.1.2 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           3.1.3         -- Certificate of Designations of $2.3125 Convertible
                            Exchangeable Preferred Stock of Cliffs Drilling Company
                            (incorporated by reference to Exhibit 3.1.3 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           3.1.4         -- Certificate of Amendment of Certificate of Incorporation
                            of Cliffs Drilling Company (incorporated by reference to
                            Exhibit 3.1.4 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1997).
           3.1.5         -- Certificate of Elimination of $2.3125 Convertible
                            Exchangeable Preferred Stock of Cliffs Drilling Company
                            (incorporated by reference to Exhibit 3.1.5 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           3.1.6         -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock of Cliffs Drilling Company
                            (incorporated by reference to Exhibit 3.1.6 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
           4.1           -- Certificate of Incorporation of Cliffs Drilling Company
                            (included as Exhibits 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5
                            and 3.1.6).
           4.2           -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3.2 to the Company's Registration Statement on
                            Form S-1, No. 33-23508, filed under the Securities Act).
           4.3           -- Indenture dated as of May 15, 1996 among the Company, as issuer, Cliffs Drilling Asset Acquisition Company, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc. and Cliffs Oil and Gas Company, as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee, including a
                            Form of the Company's 10.25% Senior Notes due 2003
                            (incorporated by reference to Exhibit 4.3 to the
                            Company's Current Report on Form 8-K dated May 23, 1996).
           4.3.1         -- First Supplemental Indenture dated as of July 11, 1996
                            among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, and DRL,
                            Inc., as subsidiary guarantors, and Fleet National Bank,
                            predecessor of State Street Bank and Trust Company, as
                            trustee (incorporated by reference to Exhibit 4.3.1 to
                            the Company's Registration Statement on Form S-4, No.
                            333-08273 filed July 17, 1996).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           4.3.2         -- Second Supplemental Indenture dated as of January 24,
                            1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., and Greenbay Drilling Company Ltd., as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee (incorporated
                            by reference to Exhibit 4.6.2 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1996).
           4.3.3*        -- Third Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., Cliffs Drilling Trinidad Ltd. and the West Indies
                            Drilling Joint Venture, as subsidiary guarantors, and
                            State Street Bank and Trust Company, successor to Fleet
                            National Bank, as trustee.
           4.4*          -- Indenture dated as of August 7, 1997 among the Company, as issuer, Southwestern Offshore Corporation, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc., Cliffs Oil and Gas Company and DRL, Inc., as
                            subsidiary guarantors, and State Street Bank and Trust
                            Company, as trustee, including a form of the Company's
                            10.25% Senior Notes due 2003.
           4.4.1*        -- First Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Cliffs Drilling Trinidad Ltd. and the West
                            Indies Drilling Joint Venture, as subsidiary guarantors,
                            and State Street Bank and Trust Company, as trustee.
           4.5*          -- Registration Rights Agreement dated as of July 31, 1997 by and among the Company, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Jefferies & Company, Inc. and ING Baring
                            (U.S.) Securities, Inc.
           5.1*          -- Opinion of Griggs & Harrison, P.C.
          12.1*          -- Statement re Computation of Ratio of Earnings to Fixed
                            Charges.
          23.1**         -- Consent of Ernst & Young LLP.
          23.2**         -- Consent of Arthur Andersen, LLP.
          23.3*          -- Consent of Griggs & Harrison, P.C. (included in Exhibit
                            5.1).
          24.1*          -- Powers of Attorney (included on the signature pages of
                            this Registration Statement).
          25.1           -- Statement of Eligibility of Fleet National Bank,
                            predecessor of State Street Bank and Trust Company, dated
                            July 15, 1996 (incorporated by reference to Exhibit 25.1
                            to the Company's Registration Statement on Form S-4, No.
                            333-08273 filed July 17, 1996).
          25.2*          -- Statement of Eligibility of State Street Bank and Trust
                            Company dated September 22, 1997.
          99.1**         -- Form of Letter of Transmittal.

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 * Previously filed

** Filed herewith